                                                                    Exhibit 10.2

                                 1899 WYNKOOP
                             OFFICE BUILDING LEASE
                                    BETWEEN
                          CENTENNIAL VENTURE I, LLC,
                                 LANDLORD, AND
                       WEBB INTERACTIVE SERVICES, INC.,
                                    TENANT

                               TABLE OF CONTENTS
                               -----------------

1.       Premises.........................................................    1

2.       Term and Possession..............................................    1

3.       Rent.............................................................    3

4.       Security Deposit.................................................    4

5.       Rent Adjustment..................................................    4

6.       Character of Occupancy...........................................    8

7.       Services and Utilities...........................................    9

8.       Quiet Enjoyment..................................................   11

9.       Maintenance and Repairs; Building Management.....................   11

10.      Alterations and Additions........................................   12

11.      Entry by Landlord................................................   13

12.      Mechanic's Liens.................................................   13

13.      Damage to Property; Injury to Persons............................   14

14.      Insurance........................................................   14

15.      Damage or Destruction to Building................................   16

16.      Condemnation.....................................................   17

17.      Assignment and Subletting........................................   18

18.      Estoppel Certificate.............................................   19

20.      Landlord's Lien..................................................   23

21.      Uniform Commercial Code..........................................   23

22.      Removal of Tenant's Property.....................................   23

23.      Holdover.........................................................   23

24.      Common Areas.....................................................   23

25.      Surrender and Notice.............................................   24

26.      Sales; Conveyance and Assignment.................................   24

27.      Subordination; Non-Disturbance and Attornment....................   24

28.      Payments After Termination.......................................   24

29.      Authorities for Action and Notice................................   25

30.      Liability of Landlord............................................   25

31.      Brokerage........................................................   25

32.      Tenant's Taxes...................................................   26

33.      Substitution of Premises.........................................   26

34.      Rights Reserved to Landlord......................................   26

35.      Force Majeure Clause.............................................   27

36.      Signage..........................................................   27

37.      Attorneys' Fees..................................................   27

38.      Miscellaneous....................................................   27

39.      Hazardous Materials..............................................   30

40.      Parking..........................................................   31

41.      Right to Renew...................................................   31

42.      Letter of Credit.................................................   32


EXHIBIT A      DESCRIPTION OF PREMISES
EXHIBIT B      LEGAL DESCRIPTION
EXHIBIT C      COMMENCEMENT DATE AGREEMENT
EXHIBIT D      WORK LETTER
EXHIBIT E      RULES AND REGULATIONS

                       SUMMARY OF BASIC LEASE PROVISIONS

LANDLORD:      Centennial Venture I, LLC

ADDRESS OF     120 17th Street, 8th Floor
LANDLORD:      Denver, Colorado  80202
               (303) 436-9191

TENANT:        Webb Interactive Services, Inc.

ADDRESS OF                                        1899 Wynkoop Street, Suite 600
TENANT:        Premises Address                   Denver, Colorado  80202
               Business Home Office
               Address                            1800 Glenarm, Suite 600
                                                  Denver, Colorado 80202
               Business Home Office
               Telephone No.                      303-296-9200


PREMISES:           Suite 600, containing approximately 21,398 rentable square feet of space, as shown crosshatched on Exhibit A.

TENANT'S PRO-RATA        12.972%
SHARE:

LEASE TERM:         Five (5) Years Two (2) Months

BASE RENT:                                        Monthly        Annual
                         Period                   Base Rent      Base Rent
                         ------                   ---------      ---------
                         Months 1-2               $46,362.33     See Paragraph 3
                         Months 3-36              $46,362.33     $556,348.00
                         Months 37-62             $49,928.67     $599,144.00

EXPENSE STOP:            $6.50
SECURITY DEPOSIT:        See infra Paragraph 4
PREPAID RENT:            $46,362.33

                                 1899 WYNKOOP

                             OFFICE BUILDING LEASE

     THIS LEASE is made this 8th day of December 1999, by and between Centennial
                                                                      ----------
Venture I, LLC., a Colorado Limited Liability Company ("Landlord") and Webb
----------------
Interactive Services, Inc., a Colorado corporation ("Tenant").

     1.   Premises: Landlord hereby leases to Tenant those certain premises
          --------
described in Exhibit A, attached hereto and incorporated herein by this reference, and the drawings referred to therein, consisting of a total of approximately 21,398 rentable square feet of space on the 6th floor, suite 600 (the "Premises"), in the Building (hereinafter defined) to be erected on the real property more particularly described on Exhibit B attached hereto and incorporated herein by this reference, together with a non-exclusive right, subject to the provisions hereof, to use all appurtenances thereunto, including, but not limited to, any areas designated by Landlord for use by tenants of the Building (the Building, the parking garage, the real property on which the same is situated, other areas and appurtenances are hereinafter collectively sometimes called the "Building Complex"). The Building is commonly known as 1899 Wynkoop and is located at 1899 Wynkoop Street, Denver, Colorado 80202 (The "Building"). This Lease is subject to the terms, covenants and conditions set forth herein and Tenant and Landlord each covenant as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions to be kept and performed by them.

     2.   Term and Possession:
          -------------------

          (a) The Term of this Lease shall be approximately five (5) years and two (2) months to commence on the Commencement Date and to end, unless sooner terminated, at midnight on the last day of the sixty-second (62nd) full calendar month thereafter. Promptly after the Commencement Date, Landlord and Tenant will execute an agreement in recordable form (hereinafter referred to as the Commencement Date Agreement, a form of which is attached hereto as Exhibit C) stating, among other things, the rentable square foot area of the Premises, the commencement and expiration dates of this Lease and the Base Rent.

          (b) "Commencement Date" shall mean the earlier of the following dates:

               (1) The date upon which the Tenant takes possession or commences the operation of its business in the Premises; or

               (2) The date upon which the Premises are Ready for Occupancy (hereinafter defined);

     provided, that under either subparagraph 2(b)(1) or (2) the actual Commencement Date shall not be prior to the Scheduled Commencement Date.

          (c) The Scheduled Commencement Date shall be May 1, 2000. Tenant's actual Commencement Date shall be established by the Commencement Date Agreement. Prior to the Commencement Date, Landlord shall cause the Premises to be prepared for occupancy, as provided in the Work Letter attached to this Lease as Exhibit D. The cost of completion of the tenant improvement work to the Premises shall be borne by the parties as provided in the Work Letter. Other than as set forth in the Work Letter Landlord shall have no obligation for the completion of the Premises, and Tenant shall accept the Premises in its "as is" condition on the Commencement Date. "Ready for Occupancy" as that term is used herein shall mean the date when all major construction aspects of the Building and the Premises to be performed by Landlord and Tenant to the extent agreed to in the Work Letter are substantially completed although punch list items are not completed. The certificate of the architect in charge of supervising the completion of the Premises shall control the date upon which the Premises are Ready for Occupancy. Landlord shall not have any obligation for the repair or replacement of any portions of the interior of the Premises, including but not limited to carpeting, draperies, window coverings, wall coverings or painting, which are damaged or wear out during the term hereof, regardless of the cause therefor, except as may otherwise be specifically set forth in this Lease. Except as expressly provided in the Work Letter, any tenant improvements to the Premises for which Landlord shall be responsible shall be subject to the following:

               (1)  Tenant may substitute different new material
          (except exterior window coverings) or make changes to the final working drawings and specifications only with Landlord's prior express approval, which may be withheld in Landlord's sole discretion. Any substitutions or changes must be shown on the working drawings and in the specifications and shall be of equal or better quality than the items originally designated and must be deemed by Landlord to be in conformance with the quality and design criteria established within the Building. In the event Landlord approves the requested substitution or change, Tenant shall bear the cost of making any changes to the working drawings and specifications as well as any additional costs occasioned by the change or substitution, including costs of disruption and delay. Tenant shall pay such additional costs to Landlord within ten (10) days of receipt of Landlord's invoice for the same.

               (2) If Landlord shall be delayed in sufficiently completing said work as a result of Tenant's request for substitution of materials, finishes, fixtures, equipment or installations or any other change to the working drawings and specifications requested by Tenant and approved by Landlord, or the failure of Tenant to provide timely approvals of working drawings or other specifications necessary for completion of the work, then the Commencement Date of the Term of this Lease and the payment of Base Rent shall not be extended, but shall be accelerated as provided in the Work Letter.

               (3) If Tenant occupies or begins to conduct business in all or any portion of the Premises before the Premises are Ready for Occupancy, such occupancy and conducting of its business by Tenant shall be subject to all provisions of this Lease which reasonably and logically apply thereto; provided, however, that Tenant shall not be required to pay any Base Rent for the Premises for any period it occupies and conducts business in the Premises prior to the Scheduled Commencement Date. Such prior occupancy shall not operate to commence the Term of the Lease for all or any part of the Premises.

               (4) If Landlord is delayed in delivering possession of all or any portion of the Premises to Tenant on or before the Scheduled Commencement Date for reasons not attributable to Tenant's conduct or requests, including, but not limited to, delays caused by governmental authorities, then Tenant shall take possession of the Premises on the date (not later than four (4) months after the Scheduled Commencement
          Date) when Landlord delivers possession of all of the Premises and Tenant obligation to pay Base Rent and the Termination Date shall be extended for an equivalent period of time. Except as provided in subparagraph 2(c)(6), this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any loss or damage resulting from any delay in delivering possession of the Premises to Tenant, its servants, agents or independent contractors, no Base Rent shall be payable by Tenant for the period prior to the date on which Landlord can so deliver possession of all of the Premises.

               (5) Taking possession of all or any portion of the Premises by Tenant shall constitute Tenant's acceptance of the Premises or such portion thereof as being in satisfactory condition, subject only to punch list items listed in writing in a notice delivered by Tenant to Landlord as provided for in the Work Letter.

               (6) If the Premises are not Ready for Occupancy by the dates indicated below for reasons other than delays caused by Tenant (including those set forth in Exhibit D), delays caused by governmental authorities or Force Majure events the Landlord shall pay Tenant the amounts set forth below for each day of delay:

                    (A) If the Premises are not Ready for Occupancy on or before April 15, 2000, Landlord shall pay Tenant its actual Holdover Rent (hereinafter defined) not to exceed $500.00 per each day of delay thereafter, until the Premises are Ready for Occupancy, through April 30, 2000. As used herein, Holdover Rent shall mean the difference between Tenant's current base rent for its premises located at 1800 Glenarm, Suite 600, Denver, Colorado 80202, Denver, Colorado ($19.00 per square foot per year), and the rate it is charged by its landlord for said premises from and after April 15, 2000.

               Tenant agrees that it shall use its best efforts to negotiate the most favorable holdover rate with its current landlord; and

                    (B) If the Premises are not Ready for Occupancy on or before April 30, 2000, Landlord shall pay Tenant its actual Holdover Rent not to exceed $750.00 per each day of delay thereafter, until the Premises are Ready for Occupancy through June 30, 2000; provided that, if Landlord does not permit Tenant to occupy one or more entire floors of said premises, Landlord shall pay Tenant $750 per day from and after April 30, 2000.

                    (C) Notwithstanding the foregoing, if, on or after April 1, 2000, Tenant is required to vacate one or more full floors included at its premises at 1800 Glenarm, then from and after the date Tenant is required to vacate, the amount Landlord is required to pay Tenant shall be $500.00 per day pursuant to subparagraph (6)(A) and $750.00 per day pursuant to subparagraph
               (6)(B). The amount set forth in this subparagraph (6)(C) shall be in place of the amounts set forth in subparagraphs (6)(A) and (B) and not in addition thereto.

               (7) If the Landlord has not commenced construction of the Leasehold Improvements by February 15, 2000, for reasons other than delays caused by Tenant, delays caused by governmental entities or Force Majure events, Tenant may terminate this Lease without liability by giving Landlord written notice of the termination on or before February 18, 2000. If construction of the Leasehold Improvements is commenced by February 15, 2000, or if Tenant fails to exercise the termination right in accordance with this subparagraph this termination right shall lapse and be null and void.

               (8) If the Premises are not Ready for Occupancy by July 1, 2000, for reasons other than delays caused by Tenant, delays caused by governmental entities or Force Majure events, Tenant may terminate this Lease without liability by giving Landlord written notice of the termination on or before July 5, 2000. If the Premises are Ready for Occupancy by July 1, 2000, or if Tenant fails to exercise the termination right in accordance with this subparagraph this termination right shall lapse and be null and void

               (9) If the Premises are not Ready for Occupancy by July 31, 2000, for reasons other than delays caused by Tenant, Tenant may terminate this Lease without liability by giving Landlord written notice of the termination on or before August 3, 2000. If the Premises are Ready for Occupancy by July 31, 2000, or if Tenant fails to exercise the termination right in accordance with this subparagraph this termination right shall lapse and be null and void.

     3.   Rent:  Tenant shall pay to Landlord, rent for the Premises ("Base
          ----
Rent") in accordance with the following schedule:

                               MONTHLY            ANNUAL
PERIOD                         BASE RENT          BASE RENT
Months 1-2                     $46,362.33         See Paragraph 3
Months 3-36                    $46,362.33         $556,348.00
Months 37-62                   $49,928.67         $599,144.00

     All installments of Base Rent shall be payable in advance, on the first
(1st) day of each calendar month during the term hereof. Base Rent for any partial month during the term hereof shall be prorated based upon the number of days during each of said months that the Lease term was in effect. The full first month's Base Rent shall be due and payable on the date of execution of this Lease by Tenant. All Base Rent shall be paid without notice, demand, deduction or offset, at the office of Landlord or to such other person or at such other place as Landlord may designate in writing. Notwithstanding anything to the contrary set forth herein, Tenant may occupy the Premises and payment of Base Rent and Tenant's Pro Rata Share of Operating Expenses shall be abated for a period commencing on the Commencement Date and terminating on the last day of the second month of the Lease Term (the "Abatement Rent Period"). If at any time during the Primary Term, an Event of Default occurs, Tenant owes Landlord, in addition to all other amounts, Base Rent and Tenant's Pro Rata Share of Operating Expenses abated pursuant to this paragraph during the Abatement Rent Period. Tenant, however, has no obligation to pay the abated amounts if no Event of Default occurs prior to the expiration of the Primary Term. Tenant shall pay to Landlord as "Additional Rent" all other sums due under this Lease. Late payments shall be subject to interest and penalties as set forth in Paragraph 19 hereof. In the event that the Premises are determined by Landlord's architect, using its standard methodology for measuring the Building, to contain less than 21,539 rentable square feet, the Base Rent will be reduced pro rata.

     4. Security Deposit: It is agreed that in the event Tenant is no longer required to post the letter of credit provided for in Paragraph 42 of this Lease or if the Lease is renewed at the end of the Term, that it shall, prior to the termination of the letter of credit requirement, deposit with Landlord, and thereafter keep on deposit at all times during the remainder of the term of the Lease the sum of Forty-Nine Thousand Nine Hundred Twenty-Eight Dollars and 67/100 ($49,928.67), as security for the payment by Tenant of the Base Rent, Additional Rent and all other sums herein agreed to be paid and for the Tenant's performance of this Lease. If, at any time during the term hereof, Tenant shall be in default in the performance of any provisions of this Lease, which default has not been cured by Tenant, Landlord shall have the right, but shall not be obligated, to use said deposit, or so much thereof as necessary, to compensate Landlord for any loss damage, cost or expense (including reasonable attorney's fees and costs) which Landlord may incur by reason of tenants uncured event of default. If any part of the security deposit is so used or applied, Tenant shall within five (5) days of written demand of Landlord, remit to Landlord a sufficient amount in cash to restore said deposit to its original amount. In the event said deposit has not been utilized said deposit, or as much thereof as has not been utilized for such purposes, shall be refunded to Tenant, without interest, after the termination of this Lease upon full performance of this Lease by Tenant and vacation of the Premises by Tenant. Landlord shall have the right to commingle said deposit with other funds of Landlord. Landlord may deliver the funds deposited herein by Tenant to any purchaser of Landlord's interest in the Premises in the event such interest is sold, and thereupon Landlord shall be discharged from further liability with respect to such deposit. If the claims of Landlord exceed the amount of said deposit, Tenant shall remain liable for the balance of such claims.

     5.   Rent Adjustment:
          ---------------

          (a) The following terms shall have the following meanings with respect to the provisions of this Paragraph 5:

                    (1) "Expense Stop" shall mean an amount equal to $6.50 per rentable square foot of the Building.

                    (2) "Operating Expense Differential" shall mean the difference between the Expense Stop and the actual Operating Expenses of the Building Complex on a per rentable square foot basis.

                    (3) "Tenant's Operating Expense Differential" shall mean the Operating Expense Differential times the number of rentable square feet contained in the Premises.

                    (4) "Building Rentable Area" shall mean all rentable space available for lease in the Building as set forth below. If there is a significant change in the aggregate Building Rentable

          Area, of a permanent nature, as a result of an addition to the Building, partial destruction thereof or similar circumstance, Landlord's architect and/or accountant shall determine and make an appropriate adjustment to the provisions herein.

                    (5) "Premises Rentable Area" shall mean the total number of square feet of rentable area in the Premises as determined by Landlord's architect.

                    (6) "Tenant's Pro Rata Share" shall mean a fraction, the numerator of which is the Premises Rentable Area (i.e., 21,398 square feet) and the denominator of which is the Building Rentable Area (i.e., 164,958 square feet), and is equal to 12.972%. At such time, if ever, any space is added to or subtracted from the Premises pursuant to the terms of this Lease, Tenants Pro Rata Share shall be increased or decreased accordingly.

                    (7)  "Operating Expenses" shall mean:

               (A) All operating expenses of any kind or nature which are necessary, ordinarily or customarily incurred with respect to the operation, maintenance, repair and management of the Building Complex and generally charged as an operating expense to tenants by landlords of comparable office buildings in Denver, Colorado, and shall include, but not be limited to:

                              (ii)   Costs of supplies, including but not
                         limited to the cost of "relamping" all tenant lighting as the same may be required from time to time;

                              (iii) Costs incurred in connection with obtaining and providing energy for the Building Complex, including but not limited to costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources;

                              (iv)   Costs of water and sanitary and storm
                         drainage services;

                              (v) Costs of janitorial and security services, if any;

                              (vi) Costs of general maintenance and repairs, including costs under heating, ventilation, and air conditioning ("HVAC") and other mechanical maintenance contracts; and repairs and replacements of equipment used in connection with such maintenance and repair work;

                              (vii) Costs of maintenance and replacement of landscaping; and costs of maintenance, repair of common areas, plazas and other areas used by tenants of the Building Complex, including trash and snow removal;

                              (viii) Insurance premiums, including fire and all-
                         risk property coverage, together with loss of rent endorsement; commercial general liability insurance; rental interruption insurance; and any other insurance carried by Landlord on the Building Complex or any component parts thereof;

                              (ix) Labor costs, including wages and other payments, costs to Landlord of workmen's compensation and disability insurance, payroll taxes, welfare fringe benefits and all legal fees and other costs or expenses incurred in resolving any union labor disputes;

                              (x) Building management fees (not to exceed the amount paid to other third party managers of comparable office buildings in the downtown Denver market area) and all costs related to the provision of building management services including the cost of office and storage space;

                              (xi) Reasonable legal, accounting, inspection and other consultation fees incurred for the normal prudent operation of the Building Complex;

                              (xii)  The costs of capital improvements and
                         structural repairs and replacements made in or to the Building Complex or the cost of any machinery or equipment installed in the Building Complex in order to conform to changes, subsequent to the Lease Commencement Date, in any applicable laws, ordinances, rules, regulations or orders of any governmental or quasi- governmental authority having jurisdiction over Building Complex (herein, "Required Capital Improvement"); and the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Expenses (herein, "Cost Savings Improvements"). The expenditures for Required Capital Improvements and Cost Savings Improvements shall be amortized over the useful life of such capital improvement or structural repair or replacement (as determined by Landlord's accountants); and

                              (xiii) "Real Estate Taxes" including all real
                         property taxes, assessments and fees levied against the Building Complex by any governmental or quasi-governmental authority or district (including any historic or improvement district) and which are due and payable during the Term, including any taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which shall hereafter be levied on the Building Complex as a result of the use, ownership or operation of the Building Complex or for any other reason, whether in lieu of or in addition to any current real estate taxes, assessments, and fees; provided, however, that any taxes which shall be levied on the rentals of the Building Complex shall be determined as if the Building Complex were Landlord's only property and provided further, that in no event shall the term "taxes, assessments, and fees", as used herein, include any federal, state or local income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes. "Assessments" shall include any and all so-called special assessments, license tax, business license fee, business license tax, commercial rental tax, levy, charge or tax imposed by any authority or district having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage or other improvement or special district thereof, against the Premises, the Building or the Building Complex, or against any legal or equitable interest of Landlord therein. For the purposes of this Lease, any special assessment or fee shall be deemed payable in maximum number of installments as is permitted by law, whether or not actually so paid.

          (B)  Expressly excluded from Operating Expenses are the following:
                              (ii)   Landlord's income taxes;

                              (iii)  Leasing commissions, advertising and
                         promotional expenses incurred in the leasing of the Building;

                              (iv) Interest on debt or amortization payments on any mortgages or deeds of trust;

                              (v) Costs of repairs or other work occasioned by fire, windstorm or other casualty to the extent of insurance proceeds received;

                              (vi)   Depreciation;

                              (vii) Any capital improvement other than those specified as "Cost Saving Improvements" or "Required Capital Improvements" in Paragraph 5(a)(4)(xi); and

                              (viii) Attorney's fees associated with customary
                         lease review and negotiation, and/or lease enforcement.

          (b) It is hereby agreed that Tenant shall pay to Landlord as Additional Rent during each calendar year during the term hereof an estimate of Tenant's Operating Expense Differential as reasonably estimated by Landlord, payable monthly, at the rate of one twelfth (1/12) thereof, on the same date and at the same place Base Rent is payable, with an adjustment to be made between the parties at a later date as hereinafter provided; provided, however, that for the calendar year 2000 Tenant shall not be billed nor will it be required to pay any Operating Expense Differential. Furthermore, to the extent Tenant's Pro Rata Share of Operating Expense, during any year of the Term (annualized for a full twelve months) would have been less than $6.50 per rentable square foot, Tenant shall receive a credit for such amount against Tenant's Operating Expense Differential, if, and when it would otherwise be due and payable by Tenant or refunded to Tenant if no additional amounts are due from Tenant. Notwithstanding the foregoing sentence, Tenant shall not be entitled to any credit for any period during which the Base Rent is abated. Except for increases in real estate taxes, insurance and utilities, Landlord agrees that increases in the total Operating Expenses for which Tenant shall be obligated during the Term of this Lease will not increase more than five percent (5%) in any calendar year during the Term of this Lease over the immediately preceding calendar year; provided, however, that such percentage shall be increased by the unused portion of the five percent (5%) cap for the preceding years of the Term of the Lease. It is further agreed and understood that this shall only constitute a cap on the Tenant's share of Operating Expenses, other than real estate taxes, insurance and utilities which shall not be subject to the cap. Landlord shall deliver to Tenant, as soon as practicable following the end of each calendar year, an estimate of the Operating Expenses for the new calendar year (the "Budget Sheet"). Until receipt of the Budget Sheet, Tenant shall continue to pay its monthly Tenant's Operating Expense Differential based upon the estimate for the preceding calendar year. To the extent that the Budget Sheet reflects an estimate of Tenant's Operating Expense Differential for the new calendar year greater than the amount actually paid to the date of receipt of the Budget Sheet for the new calendar year, Tenant shall pay such amount to Landlord within thirty (30) days of receipt of the Budget Sheet. Upon receipt of the Budget Sheet, Tenant shall thereafter pay the amount of its monthly Tenant's Operating Expense Differential as set forth in the Budget Sheet. As soon as practicable following the end of any calendar year, but not later than May 1st, Landlord shall submit to Tenant a statement in reasonable detail describing the computations of the Operating Expenses, setting forth the exact amount of Tenant's Operating Expense Differential for the calendar year just completed (the "Statement"), and the difference, if any, between the actual Tenant's Operating Expense Differential for the calendar year just completed and the estimated amount of Tenant's Operating Expense Differential paid by Tenant to Landlord. Landlord's failure to deliver the Statement to Tenant on or before May 1st, shall in no way serve as a waiver of Landlord's rights under this Paragraph. To the extent that the actual Tenant's Operating Expense Differential for the period covered by the Statement is higher than the estimated Tenant's Operating Expense Differential which Tenant previously paid during the calendar year just completed, Tenant shall also pay to Landlord such balance within thirty
     (30) days following receipt of the Statement from Landlord. To the extent that the actual Tenant's Operating Expense Differential for the period covered by the Statement is less than the estimated Tenant's Operating Expense Differential which Tenant previously paid during the calendar year just completed, Landlord shall credit the excess against any sums then owing or next becoming due from Tenant under the Lease, or, if no additional sums are due, such amount shall be refunded to Tenant.

          In calculating the Operating Expenses and Tenant's Operating Expense Differential, Landlord shall on an annual basis determine the proportionate division of shared Operating Expenses between the Building and the retail spaces. Shared Operating Expenses shall include, but not be limited to real estate taxes, insurance, common areas, utilities, and HVAC, security, grounds and landscaping, parking and exterior maintenance and life safety expenses.

          (c) If the Lease term hereunder covers a period of less than a full calendar year during the first or last calendar years of the term hereof, the Expense Stop and Tenant's Operating Expense Differential for such partial year shall be calculated by proportionately reducing each to reflect the number of months in such year during which Tenant leased the Premises.

          (d) Tenant shall have the right at its own expense and at a reasonable time (after written notice to Landlord) within sixty (60) days after receipt of the Statement to review Landlord's books relevant to the Additional Rent due under this Paragraph 5; provided, however, that Tenant may not employ any firm or individual to review Landlord's books which is compensated on any form of contingent fee basis. In the event Tenant does not review Landlord's books and deliver the results thereof to Landlord within said 60- day period, the terms and amounts set forth in the Statement shall be deemed conclusive and final and Tenant shall have no further right to adjustment. In the event Tenant's examination reveals that an error has been made in Landlord's determination of Tenant's Operating Expense Differential and Landlord agrees with such determination, then the amount of such adjustment shall be payable by Landlord or Tenant, to the other party as the case may be. In the event Tenant's examination reveals an error has been made in Landlord's determination of Tenant's Operating Expense Differential, and Landlord disagrees with the results thereof, Landlord shall have thirty (30) days to obtain a review from an accountant of its choice to determine Tenant's Operating Expense Differential. In the event Landlord's accountant and Tenant's accountant are unable to reconcile their reviews, both accountants shall mutually agree upon a third accountant, whose determination of Tenant's Operating Expense Differential shall be conclusive.

          (e) Landlord's failure during the Lease term to prepare and deliver any statements or bills, or Landlord's failure to make a demand under this Paragraph or under any other provision of this Lease shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender its rights to collect any items of Additional Rent which may have become due pursuant to this Paragraph during the term of this Lease. Tenant's liability for all Additional Rent due under this Paragraph 5 shall survive the expiration or earlier termination of this Lease.

          (f) If at any time during the term of this Lease, the occupancy area of the Building leased to tenants is less than 95% of the capacity, then for purposes of calculating Operating Expenses, those Operating Expenses that vary with occupancy shall be grossed up to reflect Building occupancy of 95%. For purposes of calculating Operating Expenses, Real Estate Taxes shall be included in an amount equal to the actual amount paid by the Landlord for the year in question.

     6.   Character of Occupancy:
          ----------------------

          (a) The Premises are to be used for general offices not inconsistent with the character and type of tenancy found in comparable first-class office buildings in the Denver metropolitan area and for no other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

          (b) Tenant shall not suffer nor permit the Premises nor any part thereof to be used in any manner, nor anything to be done therein, nor suffer or permit anything to be brought into or kept therein, which would in any way (i) make void or voidable any fire or liability insurance policy then in force with respect to the Building Complex, (ii) make unobtainable from insurance companies authorized to do business in Colorado any fire insurance with extended coverage, or liability, elevator, boiler or other insurance required to be furnished by Landlord under the terms of any lease or mortgage to which this Lease is subordinate at standard rates, (iii) cause or in Landlord's reasonable opinion be likely to cause physical damage to the Building Complex or any part thereof, (iv) constitute a public or private nuisance, (v) impair, in the opinion of Landlord, the appearance, character or reputation of the Building Complex, (vi) discharge objectionable fumes, vapors or odors into the Building air conditioning system or into the Building flues or vents not designed to receive them or otherwise in such manner as may unreasonably offend other occupants of the Building, (vii) impair or interfere with any of the Building services or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, or annoyance to Landlord or any of the other tenants or occupants of the Building

     Complex, any such impairment or interference to be based upon the judgment of Landlord, (viii) increase on an ongoing periodic basis the pedestrian traffic in and out of the Premises or the Building above an ordinary level,
     (ix) create waste in, on or around the Premises, Building, or Building Complex, or (x) make any noise or set up any vibration which will disturb other tenants, except in the course of permitted repairs or alterations at times permitted by Landlord.

          (c) Tenant shall not use the Premises nor permit anything to be done in or about the Premises or Building Complex which will in any way conflict with any law, statute, ordinance, protective covenants affecting the Building Complex or governmental or quasi-governmental rules or regulations now in force or which may hereafter be enacted or promulgated. Tenant shall give written notice within two (2) days from receipt thereof to Landlord of any notice it receives of the violation of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof. Landlord shall give prompt notice to Tenant of any notice it receives relative to the violation by Tenant of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof.

     7.   Services and Utilities:
          ----------------------

          (a) Landlord agrees, without charge except as provided herein, to furnish water to the Building for use in lavatories and drinking fountains (and to the Premises if the plans for the Premises so provide); during Ordinary Business Hours (hereinafter defined) to furnish such heated or cooled air to the Premises as may, in the judgment of Landlord, be reasonably required for the comfortable use and occupancy of the Premises provided that Tenant complies with the recommendations of Landlord's engineer or other duly authorized representative, regarding occupancy and use of the Premises; to provide janitorial services for the Premises (including such interior and exterior window washing as may be required), such janitorial services to be provided five (5) days a week, except for "Holidays" as (hereinafter defined); during Ordinary Business Hours to cause electric current to be supplied for lighting the Premises and public halls; and to furnish such snow removal services to the Building Complex as may, in the judgment of Landlord, be reasonably required for safe access to the Building Complex.

          (b) Landlord shall furnish to the Premises electricity during Ordinary Business Hours for Building standard connected load in an average amount of eight (8.0) watts per square foot of rentable area within the Premises which includes the following: (i) two (2) watts per square foot of rentable area within the Premises for ceiling lighting; and (ii) approximately six (6) watts per square foot of rentable area within the Premises for general purpose power (which includes two (2.0) watts for PC rated power). Landlord shall provide Tenant with an average of 4.2 watts on a demand load basis per square foot of rentable area in the Premises; provided, that Tenant may, at its sole cost and expense, augment the existing equipment in order to provide additional watts on a demand load basis. Under such circumstances Tenant shall install at its sole cost and expense a demand meter to measure Tenant's actual electricity consumption and Tenant shall pay for all electricity consumption which is in excess of the Building standard. The cost of any electrical service at (i) other than Ordinary Business Hours and (ii) during Ordinary Business Hours but exceeding the above specified wattage, whether determined by separate metering or survey as set forth hereinafter, (the Excess Electricity) shall be paid pursuant to Paragraph 7(c) as Additional Rent. Nothing herein shall be deemed to create any obligation of Landlord to provide electrical equipment in excess of that expressly set forth in this Paragraph 7(b). Ordinary Business Hours shall mean from 7:00 a.m. to 6:00 p.m. weekdays and from 8:00 a.m. to 1:00 p.m. Saturdays (Sundays and Holidays excepted).

          (c) At any time and from time to time, Landlord may conduct electrical surveys within the Premises to determine Tenant's consumption of Excess Electricity, if any. If such survey(s) shall reveal usage by Tenant of Excess Electricity, Tenant shall pay Landlord for such Excess Electricity, at Landlord's average cost for the same per kilowatt hour
     (KWH) (determined by dividing Landlord's total monthly cost for electricity by the total number of KWHs consumed in the Building during the corresponding month) upon monthly invoice for the same from Landlord. Said invoices shall be deemed and paid as Additional Rent.

          (d) Landlord shall have the right, if it determines based on its own judgment that Tenant is using electric current for purposes other than those described above or Excess Electricity, to require Tenant to install a check meter to determine the amount which Tenant is utilizing. The cost of such Excess Electricity, and check meter, including but not limited to monitoring, installation and repair thereof, shall be paid by Tenant.

          (e) Tenant agrees that Landlord shall not be liable for failure to supply any heating, air conditioning, elevator, electrical, janitorial, lighting or other services during any period when Landlord uses reasonable diligence to supply such services, or during any period Landlord is required to reduce or curtail such services pursuant to any applicable laws, rules or regulations, now or hereafter in force or effect, it being understood and agreed to by Tenant that Landlord may discontinue, reduce or curtail such services, or any of them at such times as it may be necessary by reason of accident, repairs, alterations, improvements, strikes, lockouts, riots, acts of God, application of applicable laws, statutes, rules and regulations, or due to any other happening beyond the reasonable control of Landlord. In the event of any such interruption, reduction or discontinuance of Landlord's services due to events beyond its reasonable control, Landlord shall not be liable for damages to persons or property as a result thereof, nor shall the occurrence of any such event in any way be construed as an eviction of Tenant or cause or permit an abatement, reduction or setoff of rent, or operate to release Tenant from any of Tenant's obligations hereunder. Notwithstanding anything to the contrary contained in this Paragraph 7(e) if: (i) Landlord ceases to furnish any service in the Building for a period in excess of five (5) consecutive business days after Tenant notifies Landlord of such cessation; (ii) such cessation does not arise as a result of an act or omission of Tenant; (iii) such cessation is not caused by a fire or other casualty (in which case
     Article 15 shall control); (iv) the restoration of such service is reasonably within the control of Landlord; and (v) as a result of such cessation, the Premises, or a material portion thereof, is rendered untenantable (meaning that Tenant is unable to use the Premises or such portion in the normal course of its business) and Tenant in fact ceases to use the Premises, or material portion thereof, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Base Rent and any Operating Expense Differential payable hereunder during the period beginning on the sixth (6th) consecutive business day of such cessation and ending on the day when the service in question has been restored. In the event the entire Premises has not been rendered untenantable by the cessation in service, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises so rendered untenantable and not used by Tenant.

          (f) Whenever heat generating machines or equipment are used by Tenant in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises in the event Landlord's independent consulting engineer determines same are necessary as a result of Tenant's use of lights or equipment which generate heat loads in excess of those for which the HVAC system is designed and the cost therefor, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

          (g) In the event that Tenant has any special or additional electrical or mechanical requirements related to its use of the Premises, any such electrical or mechanical equipment must be located within the Premises. Such electrical or mechanical requirements, for the purposes hereof, shall include by way of example, but not limitation, any internal telephone system. The foregoing shall in no way be construed as granting to Tenant additional rights to use any such special or additional electrical or mechanical equipment in its Premises without the prior written consent of Landlord. Any additional cost or expense related to or resulting from such electrical or mechanical requirements shall be the sole obligation of Tenant.

          (h) If Tenant requires HVAC service beyond Ordinary Business Hours (hereafter "After Hours Usage"), such service shall be metered and Tenant shall reimburse Landlord on a monthly basis, as Additional Rent, for all costs and expenses for Tenant's After Hours Usage including Landlord's actual cost for electric service without markup.

     8.   Quiet Enjoyment. Subject to the provisions of this Lease, Landlord
          ---------------
covenants that Tenant on paying the rent and performing the covenants of this Lease on its part to be performed shall and may peacefully and quietly have, hold and enjoy the Premises for the Term of this Lease. Landlord shall not be responsible for the acts or omissions of any other tenant or third party which may interfere with Tenant's use and enjoyment of the Premises.

     9.   Maintenance and Repairs; Building Management:
          --------------------------------------------

          (a) Notwithstanding any other provisions of this Lease, Landlord shall repair and maintain the structural portions of the Building, including the elevators, plumbing, air conditioning, heating and electrical systems installed or furnished by Landlord, except to the extent such maintenance and repairs are caused by the act, neglect, fault or omission of Tenant, its agents, servants, employees, licensees or invitees, in which case Tenant shall pay to Landlord, on demand, the cost of such maintenance and repairs less the amount of any insurance proceeds received by Landlord on account thereof, if applicable. Landlord shall also maintain and keep in good order and repair the Building roof; the curtain wall, including all glass connections at the perimeter of the Building; all exterior doors, including any exterior plate glass within the Building; the Building ventilating systems; elevators; escalators; Building telephone and electrical closets; public portions of the Building or Building Complex, including but not limited to the balconies, landscaping, walkways, upper floor lobbies and corridors, the parking garage and interior portions of the Building above and below grade which are not covered by leases. Landlord or its property manager shall manage the Building in a first class manner and shall use its reasonable efforts to do so in a cost effective and competitive manner while still maintaining the quality of the Building.

          (b) Tenant, at Tenant's sole cost and expense, except for services furnished by Landlord pursuant to Paragraph 7 hereof, shall maintain, in good order, condition and repair, the Premises, including the interior surfaces of the ceiling (if damaged or discolored due in whole or in part to the act, neglect, omission or fault of Tenant), walls and floors, all doors, interior glass partitions of glass surfaces (not exterior windows) and pipes, electrical wiring, switches, fixtures and other special items, subject to the provisions of Paragraph 15 hereof In the event Tenant fails to so maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to maintain the Premises. In the event Tenant fails to promptly commence such work and diligently pursue it to completion, then Landlord shall have the right, but shall not be required, to do such acts and expend such funds at the expense of the Tenant as are reasonably required to perform such work. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work.

          (c) Tenant and Landlord shall do all acts required to comply with all applicable laws, ordinances, regulations and rules of any public authority relating to their respective maintenance obligations as set forth herein. Landlord and Tenant acknowledge that the requirements of the Americans with Disabilities Act (ADA) are and will be subject to various and possibly contradictory interpretations. Tenant acknowledges, therefore, that the Landlord and its architects and contractors making Tenant Improvements to the Building will use their best professional efforts to interpret applicable statutes, ordinances, and regulations as they apply to the Building. The Landlord, however, cannot and does not warrant or guarantee that the Building complies with all interpretations to the ADA requirements, but will use its reasonable efforts to effect such compliance.

          (d) Whenever a special HVAC System is installed in all or part of the Premises, Tenant shall enter into a regularly scheduled preventative maintenance and service contract, at Tenant's sole cost and expense, with an experienced maintenance and service contractor for servicing all such heating, air conditioning and ventilation systems and equipment, and shall provide Landlord with a copy of the same. The contractor and contract are both subject to Landlord's prior approval, which approval will not be unreasonably withheld or delayed. Such contract shall include, at a minimum, all services recommended by the equipment manufacturer and must be effective within thirty (30) days of the Commencement Date hereof. Landlord shall retain all manufacturers' warranty information, if any, and will cooperate with the Tenant to the extent warranty repairs are required.

          10.  Alterations and Additions:
               -------------------------

               (a) Tenant shall make no alterations, additions or improvements to the Premises or any part thereof without obtaining the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion, provided, however, that Landlord will not unreasonably withhold or delay its consent to alterations or improvements which do not effect the structural, mechanical or operating components of the Building. Tenant shall submit any such request to Landlord at least thirty (30) days prior to the proposed commencement date of such work. Landlord may impose, as a condition to such consent, such requirements as Landlord may deem necessary in its reasonable judgment, including without limitation, the manner in which the work is done, a right of approval of the contractor by whom the work is to be performed and the times during which the work is to be accomplished, approval of all plans and specifications and the procurement of all licenses and permits. Landlord shall be entitled to post notices on and about Premises with respect to Landlord's non-liability for mechanics' liens and Tenant shall not permit such notices to be defaced or removed. Tenant further agrees not to connect any apparatus, machinery or device to the Building systems, including electric wires, water pipes, fire safety, heating and mechanical systems, without the prior written consent of Landlord. Upon completion Tenant shall furnish Landlord "as built" plans, contractor's affidavits and full and final lien waivers and receipted bills covering all labor and materials. Tenant shall reimburse Landlord upon demand as Additional Rent for all sums, if any, incurred by Landlord for examination of Tenant's architectural, mechanical, electrical and plumbing plans and construction supervision for any such alterations, additions or improvements.

          (b) All alterations, improvements and additions to the Premises, including, by way of illustration but not by limitation, all counters, screens, grilles, special cabinetry work, partitions, paneling, carpeting, drapes or other window coverings and light fixtures, shall be deemed a part of the real estate and the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof without molestation, disturbance or injury at the end of the Lease term, whether by lapse of time or otherwise; provided that Landlord, may, at its option, at the time consent is given to the alteration, improvement or alteration, require Tenant to remove all or any of such alterations, improvements (including data and telephone cabling) or additions (excluding non-movable office walls), and in such event, Tenant shall promptly remove, at its sole cost and expense, such alterations, improvements and additions and restore the Premises to the condition in which the Premises were prior to the making of the same, reasonable wear and tear excepted. Any such removal, whether required or permitted by Landlord, shall be at Tenant's sole cost and expense, and Tenant shall restore the Premises to the condition in which the Premises were prior to the making of the same, reasonable wear and tear excepted. All movable partitions, machines and equipment which are installed in the Premises by or for Tenant, without expense to Landlord, and can be removed without structural damage to or defacement of the Building or the Premises, and all furniture, furnishings and other articles of personal property owned by Tenant and located in the Premises (all of which are herein called "Tenant's Property") shall be and remain the property of Tenant and may be removed by it at any time during the term of this Lease. However, if any of Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Building or the Premises resulting from such removal, including any holes or damages to the drywall. All additions or improvements which are to be surrendered with the Premises shall be surrendered with the Premises, as a part thereof, at the end of the term or the earlier termination of this Lease.

          (c) If Landlord permits persons requested by Tenant to perform any alterations, repairs, modifications or additions to the Premises, then prior to the commencement of any such work, Tenant shall deliver to Landlord certificates issued by insurance companies qualified to do business in the State of Colorado evidencing that worker's compensation, commercial general public liability insurance and property damage insurance, all in amounts, with companies and on forms satisfactory to Landlord, are in force and maintained by all such contractors and subcontractors engaged by Tenant to perform such work.

     All such policies shall name Landlord as an additional insured and shall provide that the same may not be canceled or modified without thirty (30) days prior written notice to Landlord.

          (d) Tenant, at its sole cost and expense, shall cause any permitted alterations, decorations, installations, additions or improvements in or about the Premises to be performed in compliance with all applicable codes, ordinances, laws (including the Americans with Disabilities Act), regulations and requirements of governmental bodies having jurisdiction and insurance companies insuring the Building, and in such manner as not to interfere with, delay, or impose any additional expense upon Landlord in the construction, maintenance or operation of the Building, and so as to maintain harmonious labor relations in the Building.

     11.  Entry by Landlord:
          -----------------

          (a) Landlord and its agents shall have the right to enter the Premises at all reasonable times upon reasonable notice (except in the case of an emergency) for the purpose of examining or inspecting the same, to supply any services to be provided by Landlord hereunder, to show the same to prospective purchasers of the Building, to make such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may deem necessary or desirable, and during the last nine (9) months of the Term to show the same to prospective tenants of the Premises. Landlord and its agent may enter the Premises at all times and without advance notice for the purpose of responding to an actual or apparent emergency. Landlord may for the purpose of supplying scheduled janitorial services and evaluating janitorial services at any time and from time to time enter the Premises by means of a master key without liability to Tenant and without affecting this Lease. If, during the last 60 days of the term hereof, Tenant shall have removed substantially all of its property from the Premises, Landlord may immediately enter and alter, renovate and redecorate the Premises without elimination or abatement of rent or incurring liability to Tenant for any compensation.

          (b) Tenant shall be entitled to one Building access card for each employee and two (2) sets of standard lockset keys to the Premises. In the event Tenant needs any additional access cards or keys, such keys must be requested from Landlord. Tenant shall pay to Landlord the actual cost of making such additional access cards and keys.

     12.  Mechanic's Liens: Tenant shall pay or cause to be paid all costs for
          ----------------
work done by or on behalf of Tenant or caused to be done by or on behalf of Tenant on the Premises of a character which will or may result in liens against Landlord's interest in the Premises, Building or Building Complex and Tenant will keep the Premises, Building and Building Complex free and clear of all mechanic's liens and other liens on account of work done for or on behalf of Tenant or persons claiming under Tenant. Tenant hereby agrees to indemnify, defend and save Landlord harmless of and from all liability, loss, damages, costs or expenses, including attorneys' fees, incurred in connection with any claims of any nature whatsoever for work performed for, or materials or supplies furnished to Tenant, including lien claims of laborers, materialmen or others. Should any such liens be filed or recorded against the Premises, Building or Building Complex with respect to work done for or materials supplied to or on behalf of Tenant or should any action affecting the title thereto be commenced, Tenant shall cause such liens to be released of record within twenty (20) days after notice thereof. If Tenant desires to contest any such claim of lien, Tenant shall nonetheless cause such lien to be released of record by the posting of adequate security within said five (5) day period with a court of competent jurisdiction as may be provided by Colorado's mechanic lien statutes. If Tenant shall be in default in paying any charge for which such a mechanic's lien or suit to foreclose such a lien has been recorded or filed and shall not have caused the lien to be released as aforesaid, Landlord may (but without being required to do so) pay such lien or claim and any costs associated therewith, and the amount so paid, together with reasonable attorneys' fees incurred in connection therewith, shall be immediately due from Tenant to Landlord as Additional Rent.

     13.  Damage to Property; Injury to Persons:
          -------------------------------------

               (a) Tenant, as a material part of the consideration to be rendered to Landlord under this Lease, hereby waives all claims of liability that Tenant or Tenant's legal representatives, successors or assigns may have against Landlord, and Tenant hereby indemnifies and agrees to hold Landlord harmless from any and all claims of liability for any injury or damage to any person or property whatsoever: (I) occurring in, on or about the Premises or any part thereof, except to the extent the same arises out of the negligence of the Landlord, its agents, contractors or employees; and (2) occurring in, on or about the Building Complex, to the extent such injury or damage is caused in part or in whole by the act, neglect, fault or omission of Tenant, its agents, contractors, employees, licensees or invitees. Tenant further agrees to indemnify and to hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors, employees, licensees or invitees. Such indemnities shall include by way of example, but not limitation, all costs, reasonable attorneys' fees, expenses and liabilities incurred in or about any such claim, action or proceeding.

               (b) Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any co-tenant or other occupant of the Building Complex, or by any owner or occupant of adjoining or contiguous property. Landlord shall not be liable for any injury or damage to persons or property resulting in whole or in part from the criminal activities of others. To the extent not covered by normal and customary fire and extended coverage insurance maintained by Landlord or by prudent building owners in the Denver, Colorado area, and not otherwise caused by the negligence of Landlord, its agents, contractors or employees, Tenant agrees to pay for all damage to the Building Complex, as well as all damage to persons or property of other tenants or occupants thereof, caused by the misuse, neglect, act, omission or negligence of Tenant or any of its agents, contractors, employees, licensees or invitees.

               (c) Neither Landlord nor its agents or employees shall be liable for any damage to property entrusted to Landlord, its agents or employees, or employees of the building manager, if any, nor for the loss or damage to any property occurring by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water of rain which may leak from any part of the Building Complex or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place or resulting from dampness, or any other cause whatsoever; provided, however, nothing contained herein shall be construed to relieve Landlord from liability for any personal injury resulting from its negligence or willful misconduct or its breach of its obligations under this Lease. Neither Landlord nor its agents or employees shall be liable for interference with the lights, view or other incorporeal hereditament. Tenant shall give prompt notice to Landlord in case of fire or accidents in or about the Premises or the Building or of defects therein or in the fixtures or equipment located therein.

               (d) In case any claim, demand, action or proceeding is made or brought against Landlord, its agents or employees, by reason of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, its agents or employees, or which gives rise to Tenant's obligation to indemnify Landlord, Tenant shall be responsible for all costs and expenses, including but not limited to reasonable attorneys' fees incurred in defending or prosecution of the same, as applicable.

          14.  Insurance:
               ---------

               (a) Landlord agrees to secure and maintain the following insurance during the term of this Lease and any extension hereof: commercial general public liability insurance against claims for bodily injury, personal injury and property damage in or about the Premises, the Building and the Building Complex (excluding Tenant's Property), such insurance to be in amounts sufficient to provide reasonable protection for the Building Complex. Landlord shall also secure and maintain "all risk" property insurance on the Building and Building Complex. Such insurance may expressly exclude property paid for by tenants or paid for by Landlord for which tenants have Landlord located in or in, or constituting a part of the Building or the Building Complex. All such insurance shall be procured from a responsible insurance company or companies authorized to do business in Colorado and may be obtained by Landlord by endorsement on its blanket insurance policies.

               (b) Tenant (with respect to the Premises, the Building and the Building Complex) shall secure and maintain, at its own expense, a policy or policies of commercial general liability insurance with the premiums thereon fully paid in advance, protecting Tenant and naming Landlord, its property manager and their respective agents as additional insured against claims for bodily injury, personal injury, advertising injury and property damaged based upon, involving or arising out of the Tenant's use, occupancy or maintenance of the Premises, the Building and the Building Complex. Such insurance shall afford a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence and aggregate of Two Million Dollars ($2,000,000). Any general aggregate shall apply on a per location basis. The coverage required to be carried shall include blanket contractual liability, personal injury liability (libel, slander, false arrest and wrongful eviction), and broad form property damage liability and the policy shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke or fumes from a hostile fire. Such insurance shall be written on an occurrence basis and contain a standard separation of insureds provision. Tenant shall secure and maintain at its expense business auto liability insurance which insures against bodily injury and property damage claims arising out of the ownership, maintenance and use of any auto with a minimum combined single limit per accident of One Million Dollars ($1,000,000). In addition, Tenant shall secure and maintain workers' compensation and employer's liability insurance with limits of Five Hundred Thousand Dollars ($500,000) per accident, Five Hundred Thousand Dollars ($500,000) per employee for bodily injury by disease with a Five Hundred Thousand Dollar ($500,000) policy limit for bodily injury by disease, and all such other insurance as may be required by applicable law. Tenant shall provide Landlord with a certificate evidencing such insurance coverage. The certificate shall indicate that the insurance provided specifically recognizes the liability assumed by Tenant under this Lease and that Tenant's insurance is primary to and not contributory with any other insurance available to Landlord, whose insurance shall be considered excess insurance only. Not more frequently than every three years, if, in the opinion of any mortgagee of Landlord or of the insurance broker retained by Landlord, the amount of liability insurance coverage at that time is not adequate, then Tenant shall increase its liability insurance coverage as required by either any mortgagee of Landlord or Landlord's insurance broker.

               (c) Tenant shall secure and maintain, at Tenant's expense, special form fire and extended coverage insurance on all of Tenant's fixtures and personal property in the Premises and on any improvements or alterations, additions or improvements made by Tenant, upon the Premises, in an amount determined by Tenant (or such other form of property insurance then available in the insurance market that is most comparable or equivalent to "all risk"). Tenant shall provide Landlord with certificates of all such insurance. The property insurance certificate shall confirm that the waiver of subrogation required to be obtained pursuant to Paragraph 14(g) is permitted by the insurer. Tenant shall, at least thirty (30) days prior to the expiration of any policy of insurance required to be maintained by Tenant under this Lease, furnish Landlord with an "insurance binder" or other satisfactory evidence of renewal thereof.

               (d) All policies required to be carried by Tenant hereunder shall be issued by and binding upon an insurance company licensed to do business in the State of Colorado with a rating of at least A- :VIII, or such other rating as may be required by a lender having a lien on the Building as set forth in the then most current issue of "Best's Insurance Reports." Tenant shall not do or permit anything to be done that would invalidate the insurance policies referred to in this Paragraph 14. Evidence of insurance provided to Landlord shall include an endorsement showing that Landlord and its representatives are included as additional insureds on general liability insurance, and an endorsement whereby the insurer agrees not to cancel, non-renew or reduce coverage of the policy without at least thirty (30) days prior written notice to Landlord and its representatives.

               (e) In the event that Tenant falls to provide evidence of insurance required to be provided by Tenant hereunder, prior to commencement of the Term, and thereafter during the Term, within ten
          (10) days following Landlord's request therefor, and thirty (30) days prior to the expiration date of any such coverage, Landlord shall be authorized (but not required) to procure such coverage in the amounts stated with all costs thereof (plus a fifteen percent [15%] administrative fee) to be chargeable to Tenant and payable upon written invoice therefor.

               (f) The limits of insurance required by this Lease, or as carried by Tenant, shall not limit the liability of Tenant nor relieve Tenant of any obligation hereunder.

               (g) Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each waives all rights of recovery, claim, action or cause of action against the other, its agents (including partners, both general and limited), trustees, officers, directors, and employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or the Building or any personal property of such party therein, by reason of any cause required to be insured against under this Lease, regardless of cause or origin, including negligence of the other party hereto and each party agrees to look solely to its insurance coverage in the event of such loss; and each party covenants that, to the fullest extent permitted by law, no insurer shall hold any right to subrogation against such other party. Tenant shall advise its insurers of the foregoing and such waiver shall be a part of each Tenant policy maintained by which applies to the Premises, any part of the Building or Tenant's use and occupancy of any part thereof.

               (h) Any Building employee to whom property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord, the Building manager, if any, nor their respective agents shall be liable for any damage to the property of Tenant or others entrusted to employees of the Building, nor for the loss of or damage to any such property by theft or otherwise and Tenant shall indemnify Landlord of and from any loss or damages, costs or actions Landlord may suffer or incur as a result of such loss or damage to Property.

          15.  Damage or Destruction to Building:
               ---------------------------------

               (a) In the event that the Premises or the Building are damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Building, the damage shall be repaired by and at the expense of Landlord to the extent of such insurance proceeds available therefor cover at least 95% of the cost of repair, provided such repairs and restoration can, in Landlord's reasonable opinion, be made within one hundred eighty (180) days after the occurrence of such damage without the payment of overtime or other premiums, and until such repairs and restoration are completed, the Base Rent and Tenant's Operating Expense Differential shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business, as may be reasonably determined by Landlord and Tenant, (but there shall be no abatement of Base Rent by reason of any portion of the Premises being unusable for a period equal to one day or less). Landlord agrees to notify Tenant within sixty (60) days after such casualty if it estimates that it will be unable to repair and restore the Premises within said one hundred eighty (180) day period. Such notice shall set forth the approximate length of time Landlord estimates will be required to complete such repairs and restoration. Notwithstanding anything to the contrary contained herein, if Landlord cannot or estimates it cannot make such repairs and restoration within said one hundred eighty (180) day period, then Tenant may, by written notice to Landlord cancel this Lease, provided such notice is given to Landlord within fifteen (15) days after Landlord notifies Tenant of the estimated time for completion of such repairs and restoration. In any event, if Landlord is unable to complete the repairs and restoration within two hundred ten (210) days after the casualty, Tenant may terminate this Lease by giving Landlord written notice of cancellation within fifteen (15) days after the expiration of the two hundred ten (210) day period. Except as provided in this Paragraph 15, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business or property arising from the making of any such repairs, alterations or improvements in or to the Building, Premises or fixtures, appurtenances and equipment. Tenant understands that Landlord will not carry insurance of any kind on Tenant's property, including furniture and furnishings, or on any fixtures or equipment removable by Tenant under the provisions of this Lease, or any improvement installed in the Premises by or on behalf of Tenant, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

               (b) In case the Building throughout shall be so injured or damaged, whether by fire or otherwise (though the Premises may not be affected, or if affected, can be repaired within said 180 days) that Landlord, within sixty (60) days after the happening of such injury, shall decide not to reconstruct or rebuild the Building, then notwithstanding anything contained herein to the contrary, upon notice in writing to that effect given by Landlord to Tenant within said sixty (60) days, this Lease shall terminate from the date of delivery of said written notice, and both parties hereto shall be released and discharged from all further obligations hereunder (except those obligations which expressly survive termination of the Lease term) and Tenant shall have a reasonable time thereafter to remove its property from the Premises. If Landlord terminates the Lease in accordance with this Section, Tenant shall pay the rent, properly apportioned up to date of such casualty. A total destruction of the Building shall automatically terminate this Lease.

          16.  Condemnation:
               ------------

               (a) If the whole of the Premises or so much thereof as to render the balance unusable by Tenant for the proper conduct of its business shall be taken under power of eminent domain or transferred under threat thereof, then this Lease, at the option of either Landlord or Tenant exercised by either party giving notice to the other of such election within thirty (30) days after such conveyance or taking possession, whichever is earlier, shall forthwith cease and terminate and the rent shall be duly apportioned as of the date of such taking or conveyance. No award for any partial or entire taking shall be apportioned and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof. Notwithstanding the foregoing, Tenant shall be entitled to seek, directly from the condemning authority, an award for its removable trade fixtures, equipment and personal property and relocation expenses, if any, to the extent Landlord's award is not diminished. In the event of a partial taking which does not result in a termination of this Lease, Base Rent and Tenant's Pro Rata Share of the Operating Expense Differential shall be reduced in proportion to the reduction in the size of the Premises so taken and this Lease shall be modified accordingly. Promptly after obtaining knowledge thereof, Landlord or Tenant, as the case my be, shall notify the other of any pending or threatened condemnation or taking affecting the Premises or Building.

               (b) If during the Term part of the Building is so taken or purchased as set out in Section 16(a), then:

                         (1) If in the reasonable opinion of Landlord, substantial alteration or reconstruction of the Building is necessary or desirable as a result thereof, whether or not the Premises are or may be affected, Landlord shall have the right to terminate this Lease by giving the Tenant at least thirty (30) days' written notice of such termination; and

                         (2) If more than one-third (1/3) of the number of square feet in the Premises is included in such taking or purchase and such reduction in square footage of the Premises renders the Premises unusable, in the reasonable estimation of Landlord and Tenant, for the permitted use hereunder as conducted by Tenant, Landlord and Tenant shall each have the right to terminate this Lease by giving the other at least thirty (30) days' written notice thereof.

                         (3) If either party exercises its right to termination hereunder, this Lease shall terminate on the date stated in the notice; provided, however, that no termination pursuant to notice hereunder may occur later than sixty (60) days after the date of such taking.

          17.  Assignment and Subletting:
               -------------------------

               (a) Tenant shall not voluntarily, by operation of law, or otherwise, assign, transfer, sublease or encumber this Lease or any interest herein or part with possession of all or any part of the Premises (any and all of which shall hereinafter be referred to as "Transfer") without Landlord's prior written consent, which consent shall not be unreasonably withheld. Landlord's consent to any Transfer and resulting subletting or assignment shall not relieve Tenant of its primary obligations hereunder, including the obligation for payment of all rents due hereunder. Any Transfer without the prior written consent of Landlord shall constitute a default hereunder and shall be void and shall confer no rights upon any third party, notwithstanding Landlord's acceptance of rent payments from any purported transferee. Landlord's consent shall not be considered unreasonably withheld if; among other things: (1) the proposed transferee's financial responsibility does not meet the same criteria Landlord uses to select other Building tenants; (2) the proposed transferee's business is not suitable for the Building considering the business of the other tenants and the Building's prestige or would result in a violation of an exclusive right granted to another tenant in the Building; (3) the proposed use is different than the permitted use; (4) the base rent and additional rent to be paid by the proposed transferee for the Premises is less than 85% of the current market rate for comparable premises in the Building; (5) if the Building is less than 90% leased at the time of the proposed Transfer and Landlord has comparably sized space available for lease in the Building; (6) the proposed transferee would impose additional obligations on Landlord or result in an excessive amount of foot traffic to and from the Premises or an excessive amount of people per square foot within the Premises; (7) Tenant is in default; or (8) any portion of the Building or Premises would become subject to additional or different governmental laws or regulations as a consequence of the proposed Transfer and/or the proposed transferee's use and occupancy of the Premises. Tenant acknowledges that the foregoing is not intended as an exhaustive list of the reasons for which Landlord may reasonably withhold its consent to a proposed Transfer.

               (b) In the event of any Transfer of this Lease (or proposed Transfer, as the case may be) or all or any part of the Premises by Tenant, Landlord in addition to any rights contained herein, shall have the following options at its discretion; (1) to collect and receive 50% of the excess of rent and other cash consolidation due to Tenant from such sublessee or assignee over the Base Rent due hereunder; (2) to give Tenant written notice of Landlord's intention to terminate this Lease as to that part of the Premises which is the subject of the proposed Transfer, on the date such notice is given or on any later date specified therein, whereupon, on the date specified in such notice, Tenant's right to possession of the part of the Premises which is the subject of the proposed Transfer shall cease and this Lease shall thereupon be terminated, except as to any uncompleted obligations of Tenant; (3) to re-enter and take possession of the Premises or the part thereof subject to such Transfer, and to enforce all rights of Tenant, and receive and collect all rents and other payments due to Tenant, in accordance with such sublet or assignment of the Premises, or any part thereof, as if Landlord was the sublessor or assignor, and to do whatever Tenant is permitted to do pursuant to the terms of such sublease or assignment; or (4) Landlord, at its option and from time to time, may collect the rent from the subtenant or assignee, and apply the net amount collected to the rent herein reserved. Notwithstanding the foregoing, Tenant may, at any time within five (5) business days after the Landlord exercises any of its rights pursuant to this subparagraph 17(b), retract its request to Transfer by giving written notice to Landlord to that effect, in which case the Transfer and the Landlord's exercise of its rights pursuant to subparagraph 17(b) shall be of no further force or effect.

               (c) The sale of all or a majority of the stock of Tenant to one investor or a related group of investors, if Tenant is a corporation, or the sale of all or a majority of the ownership interest in Tenant, if Tenant is a partnership, or a limited liability entity, or the sale of all or substantially all of the assets of Tenant shall constitute a Transfer for purpose of this Lease. Notwithstanding the foregoing sentence Tenant may assign its entire interest under this Lease or sublet the Premises to a wholly-owned corporation, partnership, or other legal entity or controlled subsidiary or parent of Tenant or to any successor to Tenant by purchase including, without limitation, the purchase of the stock of Tenant, merger, consolidation or reorganization (hereinafter collectively referred to as "Permitted Transfer") without the consent of Landlord, provided: (i) Tenant is not in default under this Lease; (ii) if such proposed transferee is a successor to Tenant by purchase, merger, consolidation or reorganization, the continuing or surviving entity shall own substantially all of the asset of Tenant and the net worth of the surviving entity exclusive of good will shall equal or exceed the net worth of the Tenant exclusive of goodwill at the date of the execution of this Lease, and (iii) in no event shall any Transfer release or relieve Tenant from any of its obligations under this Lease.

               (d) At the time of making a request for Landlord's consent to a Transfer and not less than fifteen (15) days prior to the proposed effective date thereof, Tenant shall provide to Landlord such information as Landlord, its accountants and attorneys, shall reasonably require with respect to such proposed Transfer, including but not limited to name and address of the proposed transferee, description of business operations, financial information, rental rate and material terms of the proposed Transfer and certificate of corporate authority and good standing or partnership certificate, or similar certificate for a limited liability entity, as applicable. Tenant shall reimburse Landlord for its reasonable attorneys' and accountants' fees incurred in the review of any proposed Transfer.

               (e) Consent of Landlord to a Transfer shall not relieve Tenant from seeking consent to any subsequent Transfers.

               (f) Subletting or assignments by subtenants or assignees shall not be permitted under any circumstances, nor shall Tenant be permitted to further assign this Lease or sublet all or any part of the Premises during any period of time that all or any portion of the Base Rent is abated or in default. Except for a Transfer referred to in subparagraph 17(c), no option to renew or extend the term of this Lease or to lease additional space, if any, shall be exercisable by any subtenant or assignee.

               (g) All subleases or assignments shall be in writing and a copy thereof provided to Landlord within ten (10) days of its effective date. All subleases shall further contain an express provision that in the event of any default by Tenant under this Lease and upon notice thereof to the subtenant from Landlord, all rentals payable by the subtenant shall be paid directly to Landlord, for the Tenant's account, until subsequent notice from Landlord that such default has been cured. Notwithstanding the foregoing, receipt by Landlord of rent directly from the subtenant shall not be considered a waiver of the default on the part of Tenant, nor an acceptance of such subtenant.

               (h) No sublease or assignment shall be effective until approved in writing by Landlord.

               (i) Tenant shall pay to Landlord a non-refundable processing fee in the amount of five hundred and no/l00 dollars ($500.00) plus reasonable attorney's fees for preparation and review of the documentation in connection with each proposed Transfer.

          18. Estoppel Certificate: Tenant further agrees at any time and from time to time on or before fifteen (15) days after written request by Landlord, to execute, acknowledge and deliver to Landlord an estoppel certificate certifying (to the extent it believes the same to be true) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), that there have been no defaults thereunder by Landlord or Tenant (or if there have been defaults, setting forth the nature thereof), the date to which the rent and other charges have been paid, if any, Tenant claims no present charge, lien, claim or offset against rent (or specifying the nature of any such claims), and such other matters as may be reasonably required by Landlord, Landlord's mortgagee, or any potential purchaser of the Building, it being intended that any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser of all or any portion of Landlord's interest herein, or a holder of any mortgage or deed of trust encumbering any portion of the Building Complex. Tenant's failure to deliver such statement within such time shall be a default under this Lease. Notwithstanding the foregoing, in the event that Tenant does not execute the statement required by this paragraph, Tenant hereby grants to Landlord a power of attorney coupled with an interest to act as Tenant's attorney in fact for the purpose of executing such statement or statements required by this Paragraph.

               (a) The following events (herein referred to as an "event of default") shall constitute a default by Tenant hereunder;

                    (1) Tenant shall fail to pay when due any installment of Base Rent, Additional Rent or any other amounts payable hereunder; provided that Tenant shall be entitled to one (1) five
               (5) day grace period during every calendar year during which period if the Tenant pays the amounts due it shall not be in default and no late charges shall be assessed.

                    (2) Tenant shall fail to perform any of the other non-monetary agreements, terms, covenants or conditions hereof on Tenant's part to be performed, and such nonperformance shall continue for a period of fifteen (15) days after notice thereof by Landlord to Tenant; provided, however, that if Tenant cannot reasonably cure such nonperformance within fifteen (15) days, Tenant shall not be in default if it commences cure within said fifteen (15) days and diligently and continuously pursues the same to completion, with completion occurring in all instances within seventy-five (75) days;

                    (3) This Lease or the estate of Tenant hereunder shall be transferred to or shall pass to or devolve upon any other person or party in violation of the provisions of this Lease;

                    (4) This Lease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant, or shall be taken upon or subject to any attachment at the instance of any creditor or claimant against Tenant, and said attachment shall not be discharged or disposed of within fifteen
               (15) days after the levy thereof;

                    (5) Tenant shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of he United States or under any insolvency act of any state, or shall voluntarily take advantage of any such law or act by answer or otherwise, or shall be dissolved or shall make an assignment for the benefit of creditors;

                    (6) Involuntary proceeding under any such bankruptcy law or insolvency act or for the dissolution of Tenant shall be instituted against Tenant, or a receiver or trustee shall be appointed of all or substantially all of the property of Tenant, and such proceedings shall not be dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment;

                    (7) Tenant shall fail to take possession of the Premises within thirty (30) days of the Commencement Date;

                    (8) Tenant shall abandon or permanently vacate the Premises for ten (10) consecutive days;

                    (9) Tenant shall fail to obtain a release of any mechanic's lien or post a bond, as required herein within twenty (20) days after notice of the filing of the notice of intent to lien;

                    (10) A guarantor of this Lease, if any, or a general partner of Tenant (if Tenant is a general or limited partnership), becomes a debtor under any state or federal bankruptcy proceedings, or becomes subject to receivership or trusteeship proceedings, whether voluntary or involuntary; except in the case of a guarantor, Tenant shall not be in default if a substitute guarantor, with acceptable creditworthiness and financial abilities in light of the responsibilities of Tenant hereunder, and otherwise acceptable to Landlord, is provided to Landlord within fifteen (15) days; and

                    (11) All or any part of the personal property of Tenant is seized, subject to levy or attachment, or similarly repossessed or removed from the Premises, or a receiver is appointed for all or substantially all of Tenant's assets.

               (b) Upon the occurrence of an event of default, Landlord shall have the right, at its election, then or at any time thereafter and while any such event of default shall continue, to pursue any one or more of the following remedies without notice or demand whatsoever:

                    (1) Except as otherwise provided in C.R.S. ss. 13-40-104(l)(e) and (e.5), as amended, give Tenant written notice of Landlord's intent to terminate this Lease on the date of such notice or on any later date as may be specified herein, whereupon Tenant's right to possession of the Premises shall cease and this Lease, except as to Tenant's liability, shall be terminated.

                    In the event this Lease is terminated in accordance with the provisions of this Paragraph, Tenant shall remain liable to Landlord for damages in an amount equal to the Base Rent, Additional Rent and other sums which would have been owing by Tenant hereunder for the balance of the Term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, deducting from such proceeds all Landlord's expenses including, without limitations, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting. Landlord shall be entitled to collect such damages from Tenant monthly on the days on which the Base Rent and other charges would have been payable hereunder if this Lease had not been terminated. Alternatively, at the option of the Landlord, in the event this Lease is so terminated, Landlord shall be entitled to recover forthwith against Tenant as damages for loss of the bargain and not as a penalty an aggregate sum, which at the time of such termination of this Lease, represents the excess, if any, of the aggregate of the Base Rent, Additional Rent and all other charges payable by Tenant hereunder that would have accrued for the balance of the Term over the aggregate fair market rental value of the Premises (such rental value to be computed on the basis of Tenant paying not only a Base Rent and Additional Rent to Landlord for the use and occupation of the Premises, but also such other charges as are required to be paid by Tenant under the terms of this Lease) for the balance of such Term, both discounted to present worth at the rate of four percent (4%) per annum.

                    (2) Reenter and take possession of the Premises or
               any part thereof, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through and under Tenant, and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution thereof, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Base Rent, Additional Rent and other charges payable or preceding breach of covenants or conditions. Should Landlord elect to reenter as provided in this subparagraph, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord from time to time, without terminating this Lease, relet the Premises or any part thereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Lease) and on such conditions and upon other terms (which may include concessions of free Base Rent and alteration and repair of the Premises) as Landlord, in its sole discretion, may determine, and Landlord may collect and receive the Base Rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any Base Rent due upon such reletting. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in said notice.

                    In the event that Landlord does not elect to terminate this
               Lease but takes possession as provided for in this subparagraph, Tenant shall pay to Landlord (i) the Base Rent, Additional Rent and other charges as herein provided which would be payable hereunder if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all Landlord's reasonable expenses including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration and repair costs and expense of preparation for such reletting. Tenant shall pay such Base Rent, Additional Rent and other sums to Landlord monthly on the days on which the Base Rent would have been payable hereunder if possession had not been retaken.

               (c) No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach of such agreement, term, covenant or condition. No agreement, term, covenant or condition hereof to be performed or complied with by either Landlord or Tenant, and no breach thereof, shall be waived, altered or modified except by written instrument executed by the other party. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Notwithstanding any unilateral termination of this Lease, this Lease shall continue in force and effect as to any provisions hereof which require observance or performance of Landlord or Tenant subsequent to termination.

               (d) Any rents or other amounts owing to Landlord hereunder which are not paid within ten (10) days of the date they are due, shall thereafter bear interest from the due date at the rate of four percent (4%) over the prime rate of interest charged by Wells Fargo Bank of Denver (or its successor) ("Interest Rate") until paid. Similarly, any amounts paid by Landlord to cure any default of Tenant or to perform any obligation of Tenant, shall, if not repaid by the Tenant within five (5) days of demand by Landlord, thereafter bear interest from the date paid by Landlord at the Interest Rate until paid. In addition to the foregoing, Tenant shall pay to Landlord whenever any Base Rent, Additional Rent or any other sums due hereunder remain unpaid more than ten (10) days after the due date thereof, a late charge equal to ten percent (10%) of the amount due. Further, in the event of default by Tenant, in addition to all other rights and remedies, Landlord shall be entitled to receive from Tenant all sums, the payment of which may previously have been waived or abated by Landlord, or which may have been paid by Landlord pursuant to any agreement to grant Tenant a rental abatement or other monetary inducement or concession, including but not limited to any tenant finish allowance, moving allowance, and leasing commissions, together with interest thereon from the date or dates such amounts were paid by Landlord or would have been due from Tenant but for the abatement, at the Interest Rate, until paid; provided, that Landlord may only recover for such amounts to the extent they have not otherwise been amortized over the Term of the Lease prior to the default or as part of any future Base Rent awarded to Landlord. It is understood and agreed that such concession or abatement was made on the condition and basis that Tenant fully perform all obligations and covenants under the Lease for the entire term.

               (e) Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive or declaratory relief and specific performance. The exercise or commencement of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or subsequent exercise by Landlord of any or all other rights or remedies provided for in this Lease, or now or hereafter existing at law or in equity or by statue or otherwise. All costs incurred by Landlord in connection with collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including by way of example, but not limitation, reasonable attorneys' fees from the date any such matter is turned over to an attorney, shall also be recoverable by Landlord from Tenant. Landlord and Tenant agree that any action or proceeding arising out of this Lease shall be heard by a court sitting without a jury and thus hereby waive all rights to a trial by jury.

               (f) The Tenant and Landlord each hereby expressly, irrevocably, fully and forever release, waive and relinquish any and all right to trial by jury and all right to receive punitive, exemplary and consequential damages from the other (or any past, present or future director, officer, member, partner, employee, agent, representative, or advisor of the other) in any claim, demand, action, suit, proceeding or cause of action in which the Tenant and Landlord are parties, which in any way (directly or indirectly) arises out of, results from, or relates to, any of the following, in each case whether now existing or hereafter arising and whether based on contract or tort or any other legal basis: this Lease; any past, present or future act, omission, conduct or activity with respect to this Lease; any transactions, event or occurrence contemplated by this Lease; the performance of any obligation or the exercise of any right under this Lease; or the enforcement of this Lease. The Tenant and Landlord each agree that this Agreement constitutes written consent that trial by jury shall be waived in any such claim, demand, action, suit, proceeding or other cause of action and agree that the Tenant and Landlord each shall have the right at any time to file this Lease with the clerk or judge of any court in which any such claim, demand, action, suit, proceeding or other cause of action may be pending as written consent to waiver of trial by jury.

                                             /s/                 /s/
                                             ----------------    ---------------
                                             Landlord            Tenant

          20.  Landlord's Lien:  Intentionally Deleted
               ---------------

          21.  Uniform Commercial Code:  Intentionally Deleted
               -----------------------

          22.  Removal of Tenant's Property: All movable furniture and personal
               ----------------------------
effects of Tenant not removed from the Premises upon the vacation or abandonment thereof or upon the termination of this Lease for any cause whatsoever shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant and without obligation to account therefor, and Tenant shall reimburse Landlord for all expenses incurred in connection with the disposition of such property.

          23.  Holdover: Should Tenant, without Landlord's consent, holdover
               --------
after the termination of this Lease and continue to pay rent, Tenant shall become a tenant from month to month only upon each and all of the terms herein provided as may be applicable to such month to month tenancy and any such holdover shall not constitute an extension of this Lease. During such holdover, without Landlord's consent, Tenant shall pay monthly Base Rent equal to two hundred percent (200%) of the Base Rent and Additional Rent due for the last month of the Term of the Lease, plus the other monetary charges as provided herein. In the event of Tenant holdover after the termination of this Lease with Landlord's consent all other terms of this Paragraph 23 shall apply, however, Tenant shall pay Landlord monthly Base Rent in the amount agreed upon by Landlord and Tenant or, in the absence of an agreement an amount equal to one hundred fifty percent (150%) of the Base Rent and Additional Rent due for the last month of the Term of the Lease. Such tenancy (whether with or without Landlord's consent) shall continue until terminated by Landlord, as provided by law, or until Tenant shall have given to Landlord at least thirty (30) days written notice prior to the last day of the calendar month intended as the date of termination of such month to month tenancy.

          24.  Common Areas: Except as otherwise specifically provided herein,
               ------------
all access roads, courtyards, and other areas, facilities or improvements furnished by Landlord are for the general and nonexclusive use in common of all tenants of the Building, and those persons invited upon the land upon which the Building is situated and shall be subject to the exclusive control and management of Landlord, and Landlord shall have the right, without obligation to establish, modify and enforce such rules and regulations, which the Landlord may deem reasonable and/or necessary.

          25.  Surrender and Notice: Upon the expiration or earlier termination
               --------------------
of this Lease, Tenant shall promptly quit and surrender to Landlord the Premises broom clean, in good order and condition, ordinary wear and tear and loss by fire or other casualty excepted, and Tenant shall remove all of its movable furniture and other effects and such alterations, additions and improvements as Landlord shall require Tenant to remove pursuant to Paragraph 10 hereof. In the event Tenant fails to so vacate the Premises on a timely basis as required, Tenant shall be responsible to Landlord for all costs and damages, including but not limited to any amounts required to be paid to third parties who were to have occupied the Premises, incurred by Landlord as a result of such failure, plus interest thereon at the Interest Rate on all amounts not paid by Tenant within five (5) days of demand, until paid in full.

          26.  Sales; Conveyance and Assignment: Nothing in this Lease shall
               --------------------------------
restrict the right of Landlord to sell, convey, assign or otherwise deal with its interest in the Building subject only to the rights of Tenant under this Lease. In the event Landlord conveys its interest in the Building to an affiliate of Landlord, Tenant shall, if requested by Landlord, execute an Estoppel Certificate for the benefit of the new owner.

          27.  Subordination; Non-Disturbance and Attornment:
               ---------------------------------------------

               (a) This Lease is and shall be subject and subordinate in all respects to any and all mortgages and deeds of trust now or hereafter placed on the Building, the Building Complex or the land on which it is situated, and to all renewals, modifications, consolidations, replacements and extensions thereof.

               (b) Subject to subparagraph (c) and receipt from the Landlord's mortgagee of the non- disturbance agreement provided for in subparagraph 27(f), if the interest of Landlord is transferred to any person (herein called ("Purchaser") by reason of foreclosure or other proceedings for enforcement of any mortgage or deed of trust, or by delivery of a deed in lieu of such foreclosure or other proceedings, Tenant shall immediately and automatically attorn to Purchaser.

               (c) No attornment by Tenant to the holder of any mortgage or deed of trust which would be subordinate to this Lease but for the provisions of subparagraph (a) shall be effective unless Purchaser delivers to Tenant written undertaking that this Lease and Tenant's rights hereunder shall continue undisturbed while Tenant is not in default, despite such enforcement proceedings and transfer.

               (d) Upon attornment under subparagraph (b), this Lease shall continue in full force and effect as a direct Lease between Purchaser and Tenant, upon all of the same terms, conditions and covenants as are set forth in this Lease except that, after such attornment, Purchaser shall not be liable for any act of omission of any previous Landlord.

               (e) The subordination and attornment provisions of this Paragraph 27 shall be self-operating and except as set out in subparagraph (c), no further instrument shall be required. Nevertheless Tenant, on request by and without cost to Landlord or any successor in interest, shall execute and deliver any and all reasonable instruments further evidencing such subordination and (where applicable hereunder) attornment. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, delivery and record any such documents and instruments in the name and on behalf of Tenant if Tenant fails to do so.

               (f) Landlord agrees that substantially concurrent with the execution of this Lease by both Landlord and Tenant, that it will deliver to Tenant a non-disturbance agreement from Landlord's mortgagee, which non- disturbance agreement shall be on the mortgagee's standard form.

          28.  Payments After Termination: No payments of money by Tenant to
               --------------------------
Landlord after the termination of this Lease, in any manner, or after giving of any notice (other than a demand for payment of money) by Landlord to Tenant, shall reinstate, continue or extend the term of this Lease or affect any notice given to Tenant prior to the payment of such money, it being agreed that after the service of notice of the commencement of a suit or other final judgement granting Landlord possession of the Premises, Landlord may receive and collect any sums of rent due, or any other sums of money due under the terms of this Lease or otherwise exercise its rights and remedies hereunder.

The payment of such sums of money, whether as rent or otherwise, shall not waive said notice or in any manner affect any pending suit or judgement theretofore obtained.

          29.  Authorities for Action and Notice:
               ---------------------------------

          (a) Except as otherwise provided herein, Landlord may, for any matter pertaining to this Lease, act by and through its building manager or any other person designated in writing from time to time.

          (b) All notices or demands required or permitted to be given hereunder shall be in writing, and shall be deemed duly served when received, if hand delivered or delivered by facsimile transmission or overnight courier, or three (3) days after deposited in the United States mail, with proper postage prepaid, certified or registered, return receipt requested, addressed to:

               Landlord:      Centennial Venture I, LLC
                              Attn:  Randy Nichols
                              1200 17th Street, Suite 890
                              Denver, Colorado 80202

               cc:            Jones Lang, LaSalle, Inc.
                              Attn:  Linda Kaboth
                              950 Seventeenth Street, Suite 2000
                              Denver, Colorado

               Tenant:   Prior to the Commencement Dat

                              Webb Interactive Services, Inc.
                              1800 Glenarm, Suite 600
                              Denver, Colorado 80202

                         After the Commencement Date

                              Webb Interactive Services, Inc.
                              1899 Wynkoop, Suite 600
                              Denver, Colorado 80202

          Either party shall have the right to designate in writing, served as above provided, a different address to which notice is to be provided. The foregoing shall in no event prohibit notice from being given as provided in Rule 4 of the Colorado Rules of Civil Procedure, as the same may be amended from time to time.

          30. Liability of Landlord: Landlord's liability under this Lease shall be limited to Landlord's estate and interest in the Building (or to the proceeds thereof) and no other property or other assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Premises. Nothing contained in this Paragraph shall be construed to permit Tenant to offset against rents due a successor landlord, a judgement (or other judicial process) requiring the payment of money by reason of any default of a prior landlord, except as otherwise specifically set forth herein.

          31.  Brokerage: Landlord and Tenant each represents and warrants that
               ---------
it has dealt only with Fuller and Company as agent for Tenant ("Tenant's Broker") and Cushman Realty Corporation as agent for Landlord (the "Landlord's Broker") in the negotiation of this Lease. Landlord shall make payment of the brokerage fee due to Landlord's Broker pursuant and in accordance with Landlord's separate agreement with Landlord's Broker. Landlord's Broker shall pay Tenant's Broker pursuant to and in accordance with a separate coop agreement with Tenant's Broker. Landlord and Tenant hereby agree to indemnify, defend and hold the other harmless of and from any and all loss, costs, damages or expenses (including, without limitation, all attorneys' fees and disbursements) by reason of any claim of or liability to any other broker or person claiming through Landlord and Tenant, respectively, and arising out of or in connection with the negotiation, execution and delivery of this Lease. Additionally, Tenant acknowledges and agrees that Landlord shall have no obligation for payment of any brokerage fee or similar compensation to any person with whom Tenant has dealt or may in the future deal with respect to leasing of any additional or expansion space in the Building or renewals or extensions of this Lease. Tenant further acknowledges that Landlord's Broker is the exclusive broker for the Landlord and that it has no fiduciary duties to Tenant.

          32.  Tenant's Taxes:
               --------------

               (a) Tenant shall be liable for and shall pay at least ten (10) days before delinquency and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any liability in connection with, all taxes levied against any personal property, fixtures, machinery, equipment, apparatus, systems and appurtenances placed by or on behalf of Tenant in or about or utilized by Tenant in, upon or in connection with the Premises ("Equipment Taxes"). If any Equipment Taxes are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such personal property, fixtures, machinery, equipment, apparatus, systems or appurtenances of Tenant, and if Landlord, after written notice to Tenant, pays the Equipment Taxes or taxes based upon such an increased assessment (which Landlord shall have the right to do regardless of the validity of such levy, but under proper protest if requested by Tenant prior to such payment and if payment under protest is permissible), Tenant shall pay to Landlord upon demand, as Additional Rent hereunder, the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment; provided, however, that in any such event, Tenant shall have the right, on behalf of Landlord and with Landlord's full cooperation, but at no cost to Landlord, to bring suit in any court of competent jurisdiction to recover the amount of any such tax so paid under protest, and any amount so recovered shall belong to Tenant (provided Tenant has previously paid such amount to Landlord). Notwithstanding the foregoing to the contrary, Tenant shall cooperate with Landlord to the extent reasonable necessary to cause the fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the real property of which the Premises form a part, and Landlord shall use reasonable efforts to treat all other Tenants on the same basis.

               (b) Tenant shall pay to Landlord, as Additional Rent, any excise, sales, privilege, gross receipts or other tax, assessment or other charge (other than income or franchise taxes) imposed, assessed or levied by any governmental or quasi-governmental authority or agency upon Landlord on account of this Lease, the rent or other payments made by Tenant hereunder, any other benefit received by Landlord hereunder, Landlord's business as a lessor hereunder, or other in respect of or as a result of the agreement or relationship of Landlord and Tenant hereunder.

          33.  Substitution of Premises: Prior to the commencement of
               ------------------------
construction of the Leasehold Improvements on the sixth (//6//th) floor, Landlord shall have the right to relocate the Premises to either Floor 5 or 7 in accordance with the following: (a) the new Premises shall be substantially the same in size, dimensions, configuration, decor, and nature as are the Premises described in this Lease, and shall be placed in substantially that condition by Landlord at its cost; (b) the physical relocation of the Premises shall be accomplished by Landlord at its cost; (c) Landlord shall give Tenant written notice of landlord's intention to relocate the Premises; (d) all reasonable costs incurred by Tenant as a result of the relocation, including, without limitation, costs incurred in changing addresses on stationery, business cards, directories, advertising, and other reasonable items, shall be paid by Landlord;
(e) if the relocated Premises are smaller than the Premises as they existed before the relocation, Annual Base Rent shall be reduced pro-rata; and, (f) the parties hereto shall immediately execute an amendment to this Lease stating the relocation of the Premises and the reduction of rent, if any. Once the Leasehold Improvements on Floor 6 have been commenced, this Paragraph 33 shall be null and void.

          34.  Rights Reserved to Landlord:
               ---------------------------

               (a) All portions of the Building are reserved to Landlord except the Premises and the inside surfaces of all walls, windows and doors bounding in the Premises, but including exterior building walls, core corridor walls and doors and any core corridor entrance. Landlord also reserves any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as the right to access thereto through the Premises for the purposes of operation, maintenance and repair, upon reasonable notice, except in the event of emergencies or apparent emergencies, when no prior notice shall be required.

               (b) Landlord shall have the following rights without liability to Tenant for damage or injury to property, person or business (all claims for damage being hereby waived and released), and without effecting an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for setoffs or abatement of rent:

                    (1) To enter the Premises as more fully provided in this Lease.

                    (2) To install and maintain signs on the exterior and interior of the Building, except within the Premises, provided the signs do not block either completely or partially the exterior windows of the Premises.

                    (3)  To have pass keys to the Premises.

                    (4) To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy during the last sixty (60) days of the term hereof if, during or prior to such time, Tenant has vacated the Premises, or at any time after Tenant abandons the Premises.

          35.  Force Majeure Clause: Except as provided in subparagraphs 2(c)(6)
               ---------------------
and 7(e), wherever there is provided in this Lease a time limitation for performance by Landlord of any obligation, including but not limited to obligations related to construction, repair, maintenance or service, the time provided for shall be extended for as long as and to the extent that delay in compliance with such limitation is due to an act of God, governmental control or other factors beyond the reasonable control of Landlord.

          36.  Signage:
               -------

               (a) No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building as shall be first designated by Landlord, but there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building. A directory in a conspicuous place, with the names of Tenant, not to exceed one (1) name per every 2000 rentable square feet of the Premises, shall be provided by Landlord on a one time basis. Any necessary revision to such directory shall be made by Landlord, at Tenant's expense, within a reasonable time after written notice from Tenant of the change making the revision necessary. Landlord shall have the right to remove all nonpermitted signs without notice to Tenant and at the expense of Tenant.

               (b) Tenant shall only be permitted to install building standard signs and logos, subject to Landlord's prior written consent and criteria as to size, design, materials and location.

          37.  Attorneys' Fees:  In the event of any dispute hereunder, or any
               ---------------
default in the performance of any term or condition of this Lease, the prevailing party shall be entitled to recover all costs and expenses associated therewith, including reasonable attorneys' fees.

          38.  Miscellaneous:
               -------------

               (a) The rules and regulations attached hereto as Exhibit E, as well as such rules and regulations as may hereafter be adopted by Landlord for the safety, care and cleanliness of the Premises and the Building and the preservation of good order thereon, are hereby expressly made a part hereof, and Tenant agrees to obey all such rules and regulations. The violation of any of such rules and regulations by Tenant shall be deemed a breach of this Lease by Tenant affording Landlord all the remedies set forth herein. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of said rules and regulations. Landlord reserves the right from time to time to amend and modify the rules and regulations. Such amendments or modifications shall be effective upon delivery to Tenant.

               (b) The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Building at the time in question, and in the event of any transfer or transfers of the title thereto. Except for the Landlord's obligation to construct and deliver the Base Building and the Leasehold Improvements and the warranty associated with the Leasehold Improvements, Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically released from and after the date of such transfer or conveyance of all liability in respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed and relating to events occurring thereafter; provided that any funds in the hands of Landlord or the then grantor at the time of such transfer in which Tenant has an interest shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease shall be paid to Tenant.

               (c) This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant shall not be entitled to any setoff of the rent or other amounts owing hereunder against Landlord, if Landlord fails to perform its obligations set forth herein, except as herein specifically set forth; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building Complex or any portion thereof whose address Tenant has been notified in writing and so long as an opportunity has been granted to Landlord and such holder to correct such violation as provided in subparagraph (g) hereof.

               (d) If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable, provided such addition does not increase or decrease the obligations of or derogate from the rights or powers of either Landlord or Tenant.

               (e) The captions of each paragraph are added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of this Lease.

               (f) Except as herein specifically set forth, all terms, conditions and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, administrators, executors, successors and assigns. The terms, conditions and covenants hereof shall also be considered to be covenants running with the land.

               (g) Except as otherwise specifically provided herein, in the event Landlord shall fail to perform any of the agreements, terms, covenants or conditions hereof on Landlord's part to be performed, and such nonperformance shall continue for a period of thirty (30) days after written notice thereof, from Tenant to Landlord, or if such performance cannot be reasonably had within such thirty (30) day period, and Landlord shall not in good faith have commenced such performance within such thirty (30) day period and proceed therewith to completion, it shall be considered a default of Landlord under this Lease. Tenant shall give written notice to Landlord in the matter herein set forth and shall afford Landlord a reasonable opportunity to cure any such default. In addition, Tenant shall send notice of such default by certified or registered mail, with proper postage prepaid, to the holder of any mortgages or deeds of trust covering the Building Complex or any portion thereof of whose address Tenant has been notified in writing and shall afford such holder a reasonable opportunity to cure any alleged default on Landlord's behalf.

               (h) If there is more than one entity or person which or who are the Tenants under this Lease, the obligations imposed upon Tenant under this Lease shall be joint and several.

               (i) No act or thing done by Landlord or Landlord's agent during the term hereof, including but not limited to any agreement to accept surrender of the Premises or to amend or modify this Lease, shall be deemed to be binding upon Landlord unless such act or things shall be by an officer of Landlord or a party designated in writing by Landlord as so authorized to act. The delivery of keys to Landlord, or Landlord's agent, employees or officers shall not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or such rent or pursue any other remedy available to Landlord.

               (j) Landlord shall have the right to construct other buildings or improvements in any plaza or any other area designated by Landlord for use by tenants or to change the location, character or make alterations of or additions to any of said plazas or other areas. Landlord, during the entire term of this Lease, shall have the right to change the number and name of the Building at any time without liability to Tenant.

               (k) Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties, except such as are expressed in this Lease.

               (l)  Time is of the essence hereof.

               (m) (n) The word "Holidays" as used herein shall mean those days celebrated each calendar year as New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas and such other recognized national holidays to the extent office buildings are generally closed in the Denver metropolitan area.

               (n) Tenant and Landlord and the party executing this Lease on behalf of each of them represent to each other that such party is authorized to do so by requisite action of the board of directors, members or partners, as the case may be, and agree upon request to deliver to each other a resolution or similar document to that effect.

               (o) This Lease shall be governed by and construed in accordance with the laws of the State of Colorado.

               (p)  This Lease, together with Exhibits A. B. C. D and E,
                                              -------------------------
          attached hereto, contains the entire agreement of the parties and may not be amended or modified in any manner except by an instrument in writing signed by both parties. Tenant shall not record this Lease or a memorandum hereof.

               (q) In the event Landlord makes available any area in the Building Complex for use as a health facility, Tenant agrees that Landlord shall not be liable for any injury or damage to persons or property arising out of the use of such health facility by Tenant, its employees or invitees, and further agrees to indemnify, defend and hold Landlord harmless against any claims, demands or damages associated therewith, including claims for personal injury and death. Tenant further agrees to execute and deliver to Landlord upon request, and indemnification agreement, in form acceptable to Landlord, as a condition precedent to use of any such health facility by Tenant and its employees and invitees.

               (r) Tenant shall not use the name of the Building, the Building Complex or the development in which the Building is situated as part of its legal or trade name, nor for any purpose other than as an address for the business to be conducted by Tenant in the Premises.

               (s) The submission or delivery of this document for examination and review does not constitute an option, an offer to lease space in the Building or an agreement to lease. This document shall have no binding effect on the parties unless and until executed by both Landlord and Tenant.

          39.  Hazardous Materials:
               -------------------

               (a) Tenant shall at all times and in all respects comply with all federal, state and local laws, ordinances, rules and regulations ("Hazardous Materials Laws") relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any Hazardous Materials (as hereinafter defined).

               (b) Except for normal and customary types and quantities of products which are used in the operation of a business office and which may be considered to be Hazardous Materials, Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept, stored, generated, treated, manufactured, produced, disposed of, discharged, released, spilled or used in, on or about the Premises by Tenant or Tenant's affiliates, agents, employees, contractors, invitees, sublessees or assignees (collectively, the "Tenant Parties"). If Tenant or any Tenant Party breaches the obligation stated in the preceding sentence or if the presence of Hazardous Materials on the Premises caused or permitted by Tenant results in contamination of the Premises, the Building or any adjacent property, then Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, judgments, actions, damages, penalties, fines, forfeitures, costs, expenses, liabilities or losses (including, without limitation, diminution in value of the Premises, the Building and/or adjacent property, damages for the loss or restriction on use of rentable or usable space of any amenity of the Premises, the building and/or adjacent property, damages arising from any adverse

               (c) impact on marketing of the Premises, the Building and/or adjacent property, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees and court costs) which arise during or after the Lease Term or any extension hereof, as a result of such breach. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of any Hazardous Material present in the soil or ground water on or under the Premises, the Building and/or adjacent property. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises caused or permitted by Tenant or any of the Tenant Parties results in any contamination of the Premises, the Building and/or adjacent property, Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Premises, the Building and/or adjacent property to the condition existing prior to the introduction of any such Hazardous Material to the Premises, the Building and/or adjacent property; provided that Tenant shall not take any remedial action in or about the Premises or the Building, nor enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to Hazardous Materials in any way connected with the Premises or the Building, without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereto.

               (d) As used in this Lease, the term "Hazardous Material" means any flammable item, explosive, radioactive material, hazardous or toxic substance, material or waste or related materials, including any substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "infectious wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any federal, state or local laws, regulations or ordinances including, without limitation, oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, chemicals known to cause cancer or reproductive toxicity, asbestos, polychlorinated biphenyls (PCBs) and similar compounds, and including any other products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

               (e) Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge or disposal of any Hazardous Material in, on, under, around or about the Premises, the Building or any portion thereof of which Tenant has knowledge; (ii) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated, or threatened pursuant to any Hazardous Materials Laws and relating to the Premises or the Building of which Tenant has knowledge; (iii) any claim made or threatened by any person against Tenant, any of the Tenant Parties, the Premises, or the Building relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials of which Tenant has knowledge; and (iv) any reports made to any governmental agency or entity arising out of or in connection with any Hazardous Materials in, on, under, around or about or removed from the Premises or the Building of which Tenant has knowledge, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, the Building or the use or occupancy thereof by Tenant or any of the Tenant Parties. Upon any termination of this Lease, whether by lapse of time, cancellation pursuant to an election provided for herein, forfeiture or otherwise, Tenant shall immediately surrender possession of the Premises (and all improvements to the Premises which Tenant is not required to remove from the Premises pursuant to this Lease) to Landlord in full compliance with all Hazardous Materials Laws free of any Hazardous Material.

               (f) Any material failure of Tenant to comply with the provisions of this Section 39 shall be a material default under this Lease.

               (g) Landlord shall defend, indemnify and hold Tenant harmless from and against any and all losses, costs, (including reasonable attorney fees) liabilities and claims arising from any violations of Hazardous Materials Laws by Landlord and/or the existence of Hazardous Materials that are now or hereinafter become located in or on or under the Building Complex as a result of Landlord acts or negligence and shall assume responsibility and cost to remedy such violations and/or the existence of such Hazardous Materials provided that such violations or the existence of Hazardous Materials is not caused solely by Tenant.

               (h) The provisions of this Paragraph 39 shall survive the expiration or earlier termination of the Lease Term.

          40.  Parking: Subject to Tenant's execution of a separate parking
               -------
agreement with the operator of the Building Parking Garage, Landlord agrees to provide Tenant with the opportunity during the Term of this Lease to lease up to forty-two (42) parking spaces in the Building Parking Garage. The allocation of spaces between reserved and unreserved shall be subject to availability and shall be arranged by Tenant with the garage operator prior to the Commencement Date. The cost of such spaces shall be the prevailing market rates for comparable parking spaces in the vicinity of the Building. During the Term of the Lease, Tenant may reduce or increase the number of parking spaces up to the maximum of forty-two (42), but in order to increase the number of spaces it must give the garage operator at least sixty (60) days prior written notice of its decision to lease additional parking spaces and any additional increase will be subject to availability. Tenant acknowledges and agrees that during the baseball season on days which baseball games commence after 5:30 p.m. that all of Tenant's parking spaces shall be vacated prior to 5:30 p.m.; provided, however, Tenant may purchase from the garage operator special game day parking privileges for up to twelve (12) parking spaces, the cost of which shall be determined by the garage operator, but shall not be more than that charged to other Building tenants.

          41.  Right to Renew: Landlord hereby grants to Tenant one (1) option
               --------------
to renew this Lease for between a three (3) or five (5) year term (at the option of Tenant) at the then prevailing market rate for comparable office space in the downtown Denver, Colorado market area. The option to renew shall be exercisable by Tenant only if Tenant is not in default of any material provision under this Lease or in default of any monetary provision of this Lease, unless the default is cured within the allowed time period. Tenant must give written notice to Landlord of its intent to exercise the option and the length of the term selected at least nine (9) months prior to the expiration of the then current Term. If Tenant fails to provide such notice in accordance with this paragraph, the option shall lapse and thereafter be null and void. As used herein the prevailing term market rate shall mean the rate which Landlord or other landlords have leased within the prior twelve (12) months for comparable terms of comparable space in the Building and other comparable Class A buildings in the central business district of Denver, Colorado. Upon exercising the option, all terms and conditions during such extension period shall remain the same as those set forth in the Lease, except that Annual Base Rent and Operating Expenses. Within thirty (30) days after Landlord's receipt of Tenant's exercise notice, Landlord shall provide Tenant with Landlord's reasonable opinion of prevailing market rate. Upon Landlord's written notice of prevailing market rate to Tenant, Tenant shall have fifteen (15) days to accept or reject such current market rate in writing. If Tenant rejects Landlords opinion of the prevailing market rate, the Landlord and Tenant shall have forty-five (45) days thereafter to reach an agreement. If within said period Landlord and Tenant are unable to agree this option to renew shall lapse and thereafter be null and void. In the event Landlord and Tenant agree on the prevailing market rate, they shall execute an amendment to the Lease providing for the renewal and the new Annual Base Rent.

     42.  Letter of Credit:  Tenant at its expense shall deposit with Landlord
          ----------------
within two (2) weeks of Lease execution, as additional security to guaranty the performance of Tenant under the terms of this Lease, an irrevocable letter of credit in favor of Landlord in the amount of Seventy-Five Thousand and 00/100 Dollars ($75,000) in a form and from a bank recognized and acceptable to Landlord. Provided that the base building improvements are sufficiently complete to allow for the commencement of construction of the tenant improvements for the Premises on or before January 10, 2000, Tenant shall as of December 15, 1999, increase the letter of credit to a total of $525,000 (an additional $450,000). In the event the base building improvements have not been sufficiently completed by December 15, 1999, to allow for commencement of the tenant improvement by January 3, 2000, the date to deliver the increased letter of credit shall be extended by one day for each day of delay after December 15, 1999. Except as provided below, the letter of credit shall remain on deposit with the Landlord for the Term of the Lease. On each anniversary date of the Commencement Date, if Tenant is not in material default under the terms of the Lease, the letter of credit shall be reduced by the amounts and have the remaining balances indicated below:

     Anniversary Date        Reduction             BALANCE
           1st                $ 50,000            $475,000
           2nd                $ 50,000            $425,000
           3rd                $200,000            $225,000
           4th                $112,500            $112,500
           5th                $112,500            $   0.00

Notwithstanding the foregoing, if at anytime after the thirty-sixth (36th) month of the Lease, Tenant is able to demonstrate to Landlord, in Tenant's audited financial statements, that it has maintained working capital of $5,000,000 or more, as determined under generally accepted accounting principals, for a period of twelve (12) consecutive months, the letter of credit shall be returned to Tenant in exchange for the Security Deposit provided for in Paragraph 4 hereof. If the letter of credit is to be renewed at any time during the Term of the Lease, it shall be renewed not less than thirty (30) days prior to its expiration. If for any reason the letter of credit is not renewed, other than the expiration of the Lease, Landlord shall be entitled to draw on the entire letter of credit. At the expiration of the Lease, if Tenant is not in default under the terms of the Lease, Landlord shall return the letter of credit to Tenant. Notwithstanding notice provisions contained elsewhere in this Lease, if an event of default has occurred and the Landlord does not have sufficient time to give notice to Tenant prior to the expiration of the letter of credit, the Landlord shall be entitled to draw the letter of credit to the extent the amount of the default claimed. The letter of credit shall be retained by Landlord as security for payment by Tenant of the rents, all other payments herein agreed to be paid by Tenant, the reimbursement of Landlord for the cost of tenant improvements and leasing commissions, and for the faithful performance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that Landlord may, at Landlord's option, at any time after a default by Tenant under any of the terms, provisions, covenants or conditions of this Lease, make one or more draws on the letter of credit to the extent of the amount of the default and apply said sum or any part thereof towards the payment of the rents and all other sums accrued and payable by Tenant under this Lease (including, but not limited to, the cost of tenant improvement and leasing commissions), which shall thereby be discharged only pro tanto; that Tenant shall remain liable for any amounts that such letter of credit shall be insufficient to pay; and that Landlord may exhaust any or all rights and remedies against Tenant before resorting to said letter of credit, but nothing herein contained shall require or be deemed to require Landlord to so do. The letter of credit contemplates that in the event of multiple defaults, Landlord shall be entitled to make multiple draws on the letter of credit. Nothing contained in this paragraph shall be deemed or construed to constitute a liquidated damages provision.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

                                   LANDLORD:

                                   CENTENNIAL VENTURE I, LLC


                                   By: /s/
                                       -----------------------------------------
                                   Title: General Manager
                                          --------------------------------------

                                   TENANT:

                                   WEBB INTERACTIVE SERVICES, INC.

                                   By: /s/  Lindley S. Branson
                                       -----------------------------------------
                                   Title: Ex. V.P. and General Counsel
                                          --------------------------------------

                              EXHIBIT A TO LEASE
                              ------------------

                            DESCRIPTION OF PREMISES

     This Exhibit supplements that certain Lease dated and executed concurrently herewith by and between CENTENNIAL VENTURE I, LLC ("Landlord") and WEBB INTERACTIVE SERVICES, INC. ("Tenant"), regarding Suite 600 consisting of approximately 21,398 rentable square feet on the 6th floor of the Building as depicted on the floor plan of the Building attached hereto as Exhibit A-1:

                              EXHIBIT A-l TO LEASE

21,398 RSF

                    [DIAGRAM OF FLOOR PLAN OF OFFICE SPACE]

                              EXHIBIT B TO LEASE
                              ------------------

                               LEGAL DESCRIPTION

Vacant Land Parcel:
------------------

A portion of Block "D," East Denver and Block "D" Hoyt & Robinson Addition to Denver being a part of Section 28 and Section 33, Township 3 South, Range 68 West of the 6th Principal Meridian, being a part of the City and County of Denver, State of Colorado, more particularly described as follows:

          Lots 23 to 30, Inclusive, Block "D," partly in East Denver and partly in Hoyt & Robinson's Addition to Denver, lying southeasterly of a line parallel with and 62.5 feet distant southeasterly, measured along the northeasterly line of said Block "D" of Hoyt & Robinson's Addition from the most northerly corner thereof, together with that certain
          16.0 feet wide alley vacated by Ordinance No. 475-1985 of the City and County of Denver adjoining said lots containing in all an area of 25,437 square feet.

and

Parking Condominium Parcel:
--------------------------

Parking Condominium Unit C-1 to The Ice House Condominiums, according to Condominium Map thereof, recorded April 1, 1997 under Reception No. 9700040664, and Amended and Restated Condominium Map recorded December 12, 1997 under Reception No. 9700168487, and Second Amendment to Amended and Restated Condominium Map recorded November 18, 1998, in the records of the Clerk and Recorder of the City and County of Denver, State of Colorado.

                              EXHIBIT C TO LEASE
                              ------------------

                          COMMENCEMENT DATE AGREEMENT

     THIS COMMENCEMENT DATE AGREEMENT ("Agreement") is given by WEBB INTERACTIVE SERVICES, INC. ("Tenant") to CENTENNIAL VENTURE I, LLC ("Landlord"), with respect to that certain Lease Agreement dated _____, 1999 ("Lease"), under which Tenant has leased from Landlord certain premises known as Suite _____ ("Premises") in 1899 Wynkoop Building at 1899 Wynkoop Street, Denver, Colorado ("Building").

     In consideration of the mutual covenants and agreements stated in the Lease, and intending that this Agreement may be relied upon by Landlord and any prospective purchaser or present or prospective mortgagee, deed of trust beneficiary or ground lessor of all or a portion of the Building certifies as follows:

     1.   The Commencement Date of this lease is __________, 2000.

     2.   The Expiration Date of the Lease is _______________, 20____.

     3    The Premises contain 21,398 rentable square feet of space.

     4.   The Expense Stop is $6.50.

     5.   The Base Rent for the Premises is:

                         MONTHLY             ANNUAL
     PERIOD              BASE RENT           BASE RENT
     Months 1-2          $46,362.33          See Paragraph 3
     Months 3-36         $46,362.33          $556,348.00
     Months 37-62        $49,928.67          $599,144.00

     Executed this _________ day of _____________, 20____.

                                        TENANT:
                                        WEBB INTERACTIVE SERVICES, INC.


                                        By: ____________________________________
                                        Printed Name:___________________________
                                        Title:__________________________________

                              EXHIBIT D TO LEASE
                              ------------------

                                 1899 WYNKOOP

                                  WORK LETTER

     1.   Conflicts; Terms. If there is any conflict or inconsistency between
          ----------------
the provisions of the Lease and those of this Exhibit D ("Work Letter"), the provisions of this Work Letter will control. Except for those terms expressly defined in this Work Letter, all initially capitalized terms will have the meanings stated for such terms in the Lease.

               (a)  "Scheduled Commencement Date" means May 1, 2000.

               (b)  "Landlord's Representative" means Randy Nichols.

               (c)  "Tenant's Representative" means Doug WuIf.

               (d)  "Schematic Plan Approval Date" means November 12, 1999.

               (e) "Budget Pricing" means the estimate of the Total Cost based upon the Tenant's Pricing Plans.

               (f) "Budget Pricing and Pricing Plan Approval Date" means November 30, 1999.

               (g) "Working Drawings and Final Pricing Approval Date" means December 30, 1999.

               (h) "Landlord's Allowance" means $25.50 per rentable square foot of the Premises (a total of $545,649.00) to be used solely for Leasehold Improvements to the Premises including Schematic Plans, Construction Documents, permit fees, construction supervision fee, construction of work above the ceiling grid and all slab to slab improvements to the Premises (i.e. HVAC, sprinklers, lighting, ceiling grid and acoustical tiles, etc.). Tenant acknowledges and agrees that Landlord may, in its discretion, allocate the Landlord's Allowance towards the payment of certain of the Leasehold Improvements, which allocation shall be made in the construction contract.

               (i) "Base Building" means those items listed on Exhibit D-1 which shall be constructed by Landlord at its sole cost and expense and shall not be charged against the Landlord's Allowance.

               (j) "Leasehold Improvements" means all alterations, leasehold improvements and installations to be constructed or installed by Landlord or Tenant in the Premises according to this Work Letter other than Base Building Improvements.

               (k) "Schematic Plans" means space plans and general specifications for the Leasehold Improvements.

               (l) "Construction Documents" means complete space plans, working drawings, construction plans and specifications for the Leasehold Improvements, which shall be prepared at Landlord's sole cost and expense. The preparation of mechanical, plumbing and electrical drawings shall be coordinated through Landlord's architect. All engineered drawings shall be prepared by the Landlord's engineers.

               (m) "Total Cost" means the total cost of obtaining all Schematic Plans, Construction Documents, necessary permits, constructing and installing the Leasehold Improvements in the Premises, and providing any Building services required during construction (such as electricity and other utilities, refuse removal and housekeeping).

     2.   Landlord's Obligations.  Landlord will proceed to complete the Base
          ----------------------
Building and the Premises according to this Work Letter and tender possession of the Premises to Tenant when Base Building and the Leasehold Improvements have been completed to the extent that only punch list items, which would not materially interfere with Tenant's use and enjoyment of the Premises, require completion or correction. Tenant will accept the Premises when Landlord tenders possession, provided that the Premises has been made ready for occupancy. Landlord and Tenant agree that all alterations, improvements and additions made to the Premises according to this Work Letter, whether paid for by Landlord or Tenant, will, without compensation to Tenant, become Landlord's property upon installation and will remain Landlord's property at the expiration or earlier termination of the Term.

     3.   Representatives. Landlord appoints Landlord's Representative to act
          ---------------
for Landlord in all matters covered by this Work Letter. Tenant appoints Tenant's Representative to act for Tenant in all matters covered by this Work Letter. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter will be made to Landlord's Representative or Tenant's Representative, as the case may be. Tenant will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord's architect, engineers and contractors or any of their agents or employees, with regard to matters covered by this Work Letter. Either party may change its Representative under this Work Letter at any time by 3 days prior written notice to the other party.

     4.   Construction Schedule. Attached hereto as Exhibit D-2 is the schedule
          ---------------------
for construction of the Leasehold Improvements (the "Construction Schedule"). The Tenant has reviewed and approved the Construction Schedule and acknowledges that delays in meeting the scheduled dates, if caused by Tenant, will result in the inability of the contractor to complete the Leasehold Improvements by the Scheduled Commencement Date and that each day of delay caused by Tenant's actions or omissions shall result in a day for day extension of Landlord's obligations and responsibilities under the Lease and this Exhibit D, including Landlord's obligations under subparagraph 2(c)(6) of the Lease.

     5.   Schematic Plans. Tenant will cooperate with Landlord and W. E. Kieding
          ---------------
("Kieding") and submit all information necessary for preparation of the Schematic Plans. Subject to Tenant's cooperation in the preparation of the Schematic Plans, at least three (3) business days prior to the Schematic Plan Approval Date, Kieding shall deliver to Tenant for its approval a copy of the Schematic Plans for the Premises. Within three (3) business days after receipt of the Schematic Plans, but not later than the Schematic Plan Approval Date, Tenant will either approve the same in writing or notify Landlord in writing of how the proposed Schematic Plans are inconsistent with the design information supplied by Tenant and how the Schematic Plans must be changed in order to overcome Tenant's objections. Each day following the later of the third (3rd) business day after the Tenant's receipt of the Schematic Plans or the Schematic Plan Approval Date until Tenant approves them shall be a day of Tenant's delay. Upon receipt of Tenant's notice of objections, W. E. Kieding shall prepare revised Schematic Plans according to such notice and submit the revised Schematic Plans to Tenant. Upon submittal to Tenant of the revised Schematic Plans, and upon submittal of any further revisions, the procedures described above will be repeated. If the revised Schematic Plans, or any further revisions, are consistent with the design information and all requirements identified in Tenant's prior notice(s) of objections, then each day following Landlord's receipt of Tenant's notice of any additional objections until the day on which Landlord receives Tenant's written approval of the Schematic Plans will be a day of Tenant's delay. Landlord and Tenant acknowledge and agree that they have each approved the Schematic Plan within the time deadlines set forth in this Paragraph 5.

     6.   Budget Pricing. At such time as Schematic Plans have been approved in
          --------------
writing by Tenant, Kieding will prepare Pricing Plans for submission to the contractor in order to obtain Budget Pricing. On or before three (3) business days prior to the Budget Pricing and Plan Approval Date, Kieding shall deliver to Tenant the Budget Pricing and Pricing Plan for Tenant's approval. If the Budget Pricing is less than or equal to Landlord's Allowance, then Tenant will be deemed to have approved the Budget Pricing and Pricing Plan. If the Budget Pricing is greater than Landlord's Allowance, then Tenant, at Tenant's option, may either approve the Budget Pricing in writing or elect to eliminate or revise one or more items shown on the Pricing Plans so as to reduce the Budget Pricing and then approve in writing the reduced Budget Pricing (based on the revised Pricing Plans). If the original Budget Pricing is greater than Landlord's Allowance, then each day following the later of three (3) business days after Tenant's receipt of such Budget Pricing and Pricing Plan or the Budget Pricing and Pricing Plan Approval Date until the day Landlord receives Tenant's written approval of the Budget Pricing (as the same may have been revised) and the Pricing Plan will be a day of Tenant's delay.

     7.   Construction Documents; Final Pricing. At such time as the Budget
          -------------------------------------
Pricing and Pricing Plan have been approved (or deemed approved) by Tenant, Landlord will cause its architect and engineer to prepare the Working Drawings based strictly on the approved Pricing Plans. At such time as the Working Drawings have been prepared, Landlord will obtain bids from its general contractor (The Neenan Company) for the construction or installation of the Leasehold Improvements according to the Working Drawings. Each trade shall be bid by a minimum of three (3) subcontractors unless otherwise approved by Tenant. The Neenan Company may select its mechanical, electrical, plumbing and fire/safety contractors working on the Building Complex to complete the Leasehold Improvements; provided that such contractors bids must be for amounts which are comparable to third party bids obtained by The Neenan Company. At least three (3) business days before the Working Drawings and Final Pricing Approval Date, Landlord shall cause to be delivered to Tenant the Working Drawings and Final Pricing for Tenant's approval. If the Final Pricing is less than or equal to the Budget Pricing approved by Tenant, then Tenant will be deemed to have approved the Final Pricing and the Working Drawings. If the Final Pricing is greater than the Budget Pricing approved by Tenant, then Tenant, at Tenant's option, may either approve the Final Pricing in writing or elect to eliminate or revise one or more items shown on the Working Drawings so as to reduce the Final Pricing and then approve in writing the reduced Final Pricing (based on the revised Working Drawings). If the Final Pricing approved or deemed approved by Tenant is greater than Landlord's Allowance, then Tenant will immediately deposit with Landlord an amount ("Construction Deposit") equal to the difference between Landlord's Allowance and the approved Final Pricing. Each day following the later of the third (3rd) business day after Tenant's receipt of the Final Pricing and Working Drawings or the Working Drawings and Final Pricing Approval Date until the day on which Landlord has received Tenant's written approval of the Working Drawings, Final Pricing (if required) and Landlord has received the Construction Deposit (if required) will be a day of Tenant's delay. Notwithstanding the provisions of Paragraphs 5 and 6 of this Work Letter, if Tenant Approves the Working Drawings and Final Pricing by the Working Drawings and Final Pricing Approval Date, the days of Tenant's delay accumulated prior to such date shall be disregarded.

     8.   Building Permit; Construction of Leasehold Improvements. At such time
          -------------------------------------------------------
time as Tenant has approved (or is deemed to have approved) the Working Drawings and Final Pricing, has made any required Construction Deposit, and the Building Permit has been received, Landlord will cause the Leasehold Improvements to be constructed or installed in the Premises in a good and workmanlike manner and according to the Construction Documents and all Laws. Upon substantial completion of the construction and installation of the Leasehold Improvements and prior to Tenant's occupancy of the Premises, Tenant will pay to Landlord the amount, if any, by which the Total Cost exceeds the sum of the Landlord's Allowance and the Construction Deposit. Tenant will not be entitled to any credit if Landlord's Allowance exceeds the Total Cost. Neenan's fees shall be 7% for general conditions and 5% for overhead and profit. Landlord or its affiliates shall receive a construction supervision fee equal to three percent (3%) of the Total Cost which amount shall be paid from the Landlord's Allowance.

     9.   Change Orders. Tenant's Representative may authorize changes in the
          -------------
work during construction only by written instructions to Landlord's Representative on a form approved by Landlord. All such changes will be subject to Landlord's prior written approval according to Paragraph 12 below. Prior to commencing any change, Landlord will prepare and deliver to Tenant, for Tenant's approval, a change order ("Change Order") identifying any additional time required to complete the Leasehold Improvements, and the effect on the Scheduled Commencement Date and the total cost or cost savings resulting from such change, which will include associated architectural, engineering and construction contractor's fees, and an amount sufficient to reimburse Landlord for overhead and related expenses incurred in connection with the Change Order. If Tenant fails to approve and pay for such Change Order within three (3) business days after delivery by Landlord, Tenant will be deemed to have withdrawn the proposed change and Landlord will not proceed to perform the change. Upon Landlord's receipt of Tenant's approval and payment, Landlord will proceed to perform the change.

     10.  Additional Tenant Work. If Tenant desires any work in addition to
          ----------------------
the Leasehold Improvements to be performed in the Premises ("Additional Tenant Work"), Tenant, at Tenant's expense, will cause plans and specifications for such work to be prepared either by Landlord's architect or engineer or by consultants of Tenant's own selection. All plans and specifications for Additional Tenant Work will be subject to Landlord's approval according to Paragraph 12 below. If Landlord approves Tenant's plans and specifications for any Additional Tenant Work, Landlord will, subject to the following terms and conditions, grant to Tenant and Tenant's agents a license to enter the Premises prior to the Commencement Date in order that Tenant may perform or cause to be performed the Additional Tenant Work according to the plans and specifications previously approved by Landlord:

          (a) Tenant will give Landlord not less than three (3) business days prior written notice of the request to have such access to the Premises, which notice must contain or be accompanied by: (i) a description and schedule for the work to be performed by those persons and entities for whom such early access is being requested; (ii) the names and addresses of all contractors, subcontractors and material suppliers for whom such access is being requested; (iii) the approximate number of individuals, itemized by trade, who will be present in the Premises; (iv) copies of all contracts pertaining to the performance of the work for which such early access is being requested; (v) copies of all licenses and permits required in connection with the performance of the work for which such access is being requested; (vi) certificates of insurance and instruments of indemnification against all claims, costs, expenses, damages, suits, fines, penalties, actions, causes of action and liabilities which may arise in connection with such work; (vii) assurances of the availability of funds sufficient to pay for all such work, if such assurances are requested by Landlord; and (viii) if requested by Landlord full lien waivers from all contractors and material men employed by Tenant. Each of such matters will be subject to Landlord's approval, which approval will not be arbitrarily withheld.

          (b)  Such early access is subject to scheduling by Landlord.

          (c) Tenant's agents, contractors, workers, mechanics, suppliers and invitees must work in harmony and not interfere with Landlord and Landlord's agents in doing work in the Premises and in other premises and Common Areas of the Building, or the general operation of the Building. If at any time such entry causes or threatens to cause disharmony or interference, including labor disharmony, Landlord may immediately withdraw Tenant's license for access.

          (d) If Landlord's work in the Premises and Tenant's work in the Premises (under such license granted by Landlord) progress simultaneously, Landlord will not be liable for any injury to person or damage to property of Tenant, or of Tenant's employees, licensees or invitees, from any cause whatsoever occurring upon or about the Premises, and Tenant will indemnify and save Landlord harmless from any and all liability and claims arising out of or connected with any such injury or damage.

          (e) Tenant agrees that it is liable to Landlord for any damage to the Premises or any portion of the work in the Premises caused by Tenant or any of Tenant's employees, agents, contractors, workers or suppliers.

     11.  Punch List. Unless otherwise agreed to by Landlord and Tenant or as
          ----------
to any latent defects of which Tenant notifies Landlord in writing within nine
(9) months after the Commencement Date, Tenant's taking possession of any portion of the Premises at the time as the Premises are ready for occupancy will be conclusive evidence that the Premises is in good order and satisfactory condition when Tenant took possession; except as to any items requiring correction or completion identified on a punch list prepared and signed by Landlord's Representative and Tenant's Representative after an inspection of the Premises by both such parties prior to Tenant taking possession (the "Preliminary Punch List") and such other items as are identified on a final punch list prepared and signed by Landlord's Representative and Tenant's Representative within seven (7) business days after the Premises are delivered to Tenant for occupancy (the "Final Punch List"). Final Punch List items shall not include items which were damaged during Tenant's move into the Premises or painting which should have been specified on the Preliminary Punch List. It is intended that the Final Punch List will be for items which Tenant could not have reasonably been expected to discover prior to moving into the Premises. Landlord's general contractor will, within 10 days after execution of each punch list, begin correction or completion of any items specified on such punch list and will complete such work in a prompt and diligent manner. Landlord will not be responsible for any items of damage caused by Tenant, its agents, independent contractors or suppliers. No promises to alter, remodel or improve the Premises or Building and no representations concerning the condition of the Premises or Building have been made by Landlord to Tenant other than as may be expressly stated in the Lease (including this Work Letter).

     12.  Landlord's Approval. All Schematic Plans, Construction Documents and
          -------------------
Change Orders; and any drawings, space plans, plans and specifications for any Additional Tenant Work or any other improvements or installations in the Premises, are expressly subject to Landlord's prior written approval. Landlord may withhold its approval of any such items that require work which:

               (a) exceeds or adversely affects the capacity or integrity of the Building's structure or any of its heating, ventilating, air conditioning, plumbing, mechanical, electrical, communications or other systems;

               (b)  is not approved by the holder of any encumbrance;

               (c) would not be approved by a prudent owner of property similar to the Building;

               (d) violates any agreement which affects the Building or binds Landlord;

               (e) Landlord reasonably believes will increase the cost of operating or maintaining any of the Building's systems;

               (f) Landlord reasonably believes will reduce the market value of the Premises or the Building at the end of the Term;

               (g) does not conform to applicable building code or is not approved by any governmental authority having jurisdiction over the Premises;

               (h)  does not meet or exceed Building Standard; or

               (i) Landlord reasonably believes will infringe on the architectural or historical integrity of the Building.

     13.  Tenant's Delays. Except as provided in Paragraph 2 of the Lease,
          ---------------
the Term of the Lease (and therefore Tenant's obligation for the payment of Base
Rent) will not commence until the Premises are delivered to Tenant for occupancy; provided, however, that if Landlord is delayed in substantially completing such work as a result of:

               (a) any Tenant delays described in Paragraphs 4, 5, 6, 7, or 8 above;

               (b) Tenant's request for materials or installations as a part of the Leasehold Improvements that are other than Building Standard materials or installations;

               (c) any Change Orders or changes in any drawings, plans or specifications requested by Tenant;

               (d) Tenant's failure to review or approve in a timely manner any item requiring Tenant's review or approval;

               (e) performance of any Additional Tenant Work or any failure to complete or delay in completion of such work; or

               (f) any other act or omission of Tenant or Tenant's architects, engineers, contractors or subcontractors (all of which will be deemed to be delays caused by Tenant);

     then the Commencement Date will be adjusted as provided in Paragraph 2 of the Lease and Landlord's obligations and responsibilities shall be extended as provided in Paragraph 4 of this Exhibit D.

     14.  General. No approval by Landlord or Landlord's architect or engineer
          -------
of any drawings, plans or specifications which are prepared in connection with construction of improvements in the Premises will constitute a representation or warranty by Landlord as to the adequacy or sufficiency of such drawings, plans or specifications, or the improvements to which they relate, for any use, purpose or condition, but such approval will merely be the consent of Landlord to the construction or installation of improvements in the Premises according to such drawings, plans or specifications. Failure by Tenant to pay any amounts due under this Work Letter will have the same effect as failure to pay Base Rent under the Lease, and such failure or Tenant's failure to perform any of its other obligations under this Work Letter will constitute a Default under Paragraph 19 of the Lease, entitling Landlord to all of its remedies under the Lease as well as all remedies otherwise available to Landlord.

     15.  Construction Warranty. Landlord warrants to Tenant that the Leasehold
          ---------------------
Improvements will be completed in a good and workmanlike manner in accordance with the Construction Documents and (subject to subparagraph 10(c) of the Lease) all laws, and that, upon completion of the Leasehold Improvements, the same shall be free from material defect arising out of defects in design or materials or improper workmanship for a period of one year from the Commencement Date. In addition, in the event that in connection with the portions of the Leased Premises which are the responsibility of the Tenant to maintain, repair and/or replace, any contractors, subcontractors, or suppliers that make any warranties with respect to workmanship or materials which extend beyond the period of the Landlord's warranty set forth above in this paragraph, Landlord shall make the same available to Tenant upon the expiration of the warranty period. Without limiting the generality of the foregoing, if, within one (1) year after the date of substantial completion of the Leasehold Improvements, any part of the Leasehold Improvements is found to be not in accordance with the requirements of this Lease or the Construction Documents or laws, Landlord shall correct it promptly after receipt of written notice from Tenant to do so. This obligation under this paragraph shall survive acceptance of such work. Landlord partially shall bear the cost of correcting destroyed or damaged construction, whether completed or completed, caused by Landlord's correction or removal of the work which is not in accordance with the requirements of this Lease, the Construction Documents or laws. In order to cause Landlord to honor the warranty contained in this paragraph Tenant must give written notice to Landlord specifying the defect within thirteen (13) months after the Commencement Date, after which date this warranty shall lapse.

     Landlord further warrants to Tenant that the Base Building will be completed in a good and workmanlike manner in accordance with the plans and specifications described on Exhibit D-1 and all laws.


Landlord:                                    Tenant:
CENTENNIAL VENTURE I, LLC                    WEBB INTERACTIVE SERVICES, INC.

By: /s/                                      By: /s/ Lindley S. Branson
    ---------------------------------            -------------------------------

Title: General Manager                       Title: Ex. V.P. and General Counsel
       ------------------------------               ----------------------------

                       LEASEHOLD IMPROVEMENTS STANDARDS

      Scope of Work Definition Base Building vs. Tenant Improvement Work

----------------------------------------------------------------------------------------------------------------------------
ITEM                       BASE BUILDING                                   TENANT IMPROVEMENTS
----------------------------------------------------------------------------------------------------------------------------
Ceilings                   a. No requirement in Tenant Premises            a.   Furnish and install 2' x 4'
                                                                                acoustical ceiling grid Chicago Metallic
                                                                                White 15/16" intermediate weight throughout
                                                                                Tenant's Premises.  Furnish and install 2' x
                                                                                4' acoustical ceiling tile (not yet
                                                                                selected) equal to Armstrong's Second Look
                                                                                II on each floor at a height of 9'0".

                           b. Core and shell shall provide                 b.   No. requirement.
                              drywall ceilings in restroom areas and
                              decorative drywall ceilings in tenant
                              lobby areas.

                           c. No requirement.                              c.   Provide upgraded ceiling systems as
                                                                                required by tenant's space plan.

Core Service Areas         a. Elevators, toilet rooms,                     a.   No requirements.
                              telephone, electrical rooms, stairwells,
                              janitor closets, service entry and
                              mechanical rooms are to be provided
                              complete.

Doors, Frames and          a. Furnish and install oak, birch or            a.   T.I. will include any required
Hardware                      maple veneer doors (3'-0" x 8'-10") in            corridor construction, including corridor
                              hollow metal welded frames at all public          doors.
                              building areas (painted to match standard
                              tenant door frame colors).  Service core
                              doors will be 3' x 9' solid core set in
                              welded hollow metal frames.  Building
                              entry and service core doors will be
                              equipped with mortise locks.  All locks
                              should have removable cores.  Ground floor
                              service core doors to be hollow metal
                              doors in painted hollow metal frames.

                           b. No requirement.                              b.   Furnish, install and finish solid
                                                                                core natural finish flush honey colored
                                                                                maple doors (3'0" x 9'0" nominal), aluminum
                                                                                metal frames as required by tenant's space
                                                                                plan.  Polished chrome hardware with lever
                                                                                handled and cylindrical locks or passage
                                                                                sets.

                           c. No requirement.                              c.   Furnish and install solid core
                                                                                natural finished flush honey colored maple
                                                                                tenant entry door (3'0" x 9'0"), per code,
                                                                                in aluminum metal frames with sidelights
                                                                                extending the full door height and glass is

                                                                                16" in width.  Satin bronze finish on all

----------------------------------------------------------------------------------------------------------------------------
ITEM                       BASE BUILDING                                   TENANT IMPROVEMENTS
                                                                                door hardware.  Provide and install lever
                                                                                handle, mortise licks and closers on all
                                                                                tenant entry doors.  All locks to have
                                                                                removable cores.  Manufacturer of locks must
                                                                                be compatible with Landlord's locking system
                                                                                for the base building

                           d. Furnish and install proximity                d.   No requirement.  At Tenant's
                              type card access, electric locks for after        expense; Tenant may tie into Landlord's card
                              hour security at each of the building             access system.
                              entrances. (per allowance in contract).

Electrical                 a. Furnish and install a complete               a.   No requirement.
                              244/480 volt, 3 phase, 4 wire building power
                              distribution system.

                              2.0 watt per SF allocated for lighting

                              7.0 watts per SF allocated for office
                              equipment loads (including HVAC)

                           b. Furnish and install on 277 volt              b.   Lighting circuits and switching
                              lighting panel in the central electrical          distributed from central panel to tenant
                              room on each floor.                               fixtures.

                           c. No requirement.                              c.   Furnish and install light fixtures
                                                                                as required by tenant's space plan.
                                                                                Fluorescent fixtures are to be 2' x 4',
                                                                                18 cell 3" deep parabolic and equipped with
                                                                                three (3) T8 lamps and electronic ballast.
                                                                                Fixture density at 1:80 RSF (minimum). Furnish
                                                                                and install connection to J-box, switching and
                                                                                accent lighting.

                           d. Furnish and install lighting in              d.   No requirement.
                              base building rooms and all common areas.

                           e. Furnish and install (1) step down            e.   Furnish and install branch circuits
                              transformer and one 120/208 v. panel at           for 120V power to tenant spaces from Elec.
                              each floor for tenant power circuits.             Rooms.  Furnish and install convenience
                                                                                outlets (power poles not permitted) as
                                                                                desired  along with any additional
                                                                                distribution panels or step down
                                                                                transformers.

                           f. Furnish and install all code                 f.   Furnish and install code required
                              required exit and emergency lighting for          exit and emergency lighting for all tenant
                              all public areas.                                 areas.  Same or Landlord specs.

                           g. Furnish and install adequate                 g.   Furnish and install3/4" conduit for
                              telephone chases to the telephone rooms on        horizontal distribution from telephone
                              each floor and from the main telephone            closet on each floor to accessible ceiling
                              room at ground level.  Provide 4' x 8' x          space in each tenant space.
                              3/4" plywood phone board in all telephone
                              rooms.

-------------------------------------------------------------------------------------------------------------------------------
ITEM                       BASE BUILDING                                      TENANT IMPROVEMENTS
                           h. Furnish and install fire                        h.   Fire management provisions, if any,
                              management systems as required by code,              in addition to code requirements.
                              including horn and strobe devices on each
                              floor.

                           i. Furnish exterior building accent                i.   No requirements.
                              lighting per allowance as stated in
                              contract.

Elevators                  a. Furnish and install four electric   a.          No requirement.
                              traction passenger elevators with a speed
                              of 350' per minute.  One of the cabs will
                              be a dual service cab also serving as a
                              freight elevator.  All passenger elevators
                              will have a 3,500 lb. capacity.

                           b. Furnish and install custom                      b.   No requirement.
                              interior cab wall ceiling and floor
                              finishes per allowance incl. in contract
                              in office elevators and standard cab
                              finishes in the parking elevators.

                           c. Two (2) hydraulic elevators with                c.   No requirements.
                              2,500 lb. capacity two service the parking
                              garage.  These cabs will have a speed of
                              150' per minute.

Fire Protection            a. Furnish and install complete fire               a.   Relocate or add sprinkler for
Sprinkler System              protection system per NFPA re-requirements           proper coverage as dictated by the tenant's
                              for office occupancy                                 space plan.

Floor Covering             a. Furnish and install all stone,                  a.   Furnish and install all stone,
                              carpet and tile flooring per design and              carpet, tile flooring, ceilings, all light
                              allowances in contract at ground floor and           fittings, and all wall finishes in upper
                              restrooms.  Upper elevator lobby walls to            elevator lobbies.
                              have drywall prepared for painting.

                           b. Provide smooth trowelled concrete               b.   Furnish and install floor coverings
                              slabs ready for finish.                              for all Tenant areas.  Carpet shall be
                                                                                   Mannington Belwede II, 32 oz. for cut pile
                                                                                   and Manning ton
                                                                                   Aspects II for level loop upgrade, or
                                                                                   Landlord approved equal.

HVAC                       a. The cooling ratio is approx. 425                a.   Furnish and install separate air
                              GSF/ton and is based on calculations using        conditioning on air handling units for
                              the building envelope and internal loads,         nonstandard loads (i.e. computer room).
                              as described in the mechanical systems
                              narrative provided for the Schmatic
                              Design.  The cooling tower has spare
                              capacity for 20 tons/floor of additional
                              tenant cooling on Floors Two through
                              Nine.  The HVAC systems will meet ASHRAE

----------------------------------------------------------------------------------------------------------------------------
ITEM                       BASE BUILDING                                   TENANT IMPROVEMENTS
                              standards for ventilation, indoor air
                              quality, heating and cooling.  The core
                              and shell design will accommodate 1,100
                              s.f. tenant improvement zones.  After
                              hours cooling will be available for all
                              tenants on a floor-by-floor basis.  the
                              central plant will modulate to meet the
                              requirements of the after-hours part load
                              operation.

                           b. There will be a primary trunk                b.   No requirement.
                              duct from the air handlers to the vicinity
                              of each zone.

                           c. Furnish and install base building            c.   Provide modifications as required
                              energy management system with DDC                 by tenant's space plan.  Provide DDC
                              temperature control system.                       temperature control connection to all
                                                                                terminal devices.

                           d. The only exhaust systems being               d.   There is no general exhaust system
                              provided in the core and shell are toilet         planned in the core and shell for such
                              exhaust, life safety exhaust and parking          spaces as conference rooms, etc.  since this
                              garage exhaust, as required for the               facility is a non-smoking facility, it is
                              applicable codes.                                 our assessment that a general exhaust system
                                                                                is unnecessary. If additional air flow is
                                                                                required in spaces such as conference rooms,
                                                                                then transfer fans can be installed and
                                                                                discharge the air into the return air plenum
                                                                                to be cooled by air handling unit cooling
                                                                                coil.

Interior Columns           a. To be framed with metal studs.               a.   Furnish and install 5/8" gypsum
                                                                                board to columns.  Tape and sand smooth.
                                                                                Apply paint/wall covering and base.

Interior Partitions        a. No requirement.                              a.   Construct gypsum board partitions
                                                                                consisting of 5/8" sheetrock on 3-5/8" metal
                                                                                studs set 24" O.C. on center, as required by
                                                                                tenant's space plan.  Finish as desired.
                                                                                Apply paint/wall covering and base.
                                                                                Partitions shall run to the acoustical
                                                                                ceiling except in areas approved by Landlord.

                           b. No requirement.                              b.   Construct required building
                                                                                corridor walls to underside of structure
                                                                                with gypsum wall board both sides (rated - 1
                                                                                hour).  5/8" sheetrock on 3 5/8" metal studs
                                                                                set at 24" on center.

Perimeter Walls            a. Provide a framed & insulated                 a.   Furnish and install 5/8" gypsum
                              surface ready to receive gypsum board.            board walls at exterior, taped and sanded
                                                                                smooth.  Apply paint/wall covering and

----------------------------------------------------------------------------------------------------------------------------
ITEM                       BASE BUILDING                                   TENANT IMPROVEMENTS
                                                                                base.

                           b. No window sills are provided in              b.   Provide sills.
                              core & shell scope of work.  Framing at
                              perimeter wall included.

                           c. Furnish and install building                 c.   No requirement.
                              directory (per allowance in contract

                           d. Furnish and install glass                    d.   No requirement.
                              entrance doors.

                           e. Furnish and install security desk            e.   No requirement.
                              (per allowance in contract).

Plumbing                   a. Furnish and install complete                 a.   No requirement.
                              plumbing in core service areas.  Ladies
                              room to have four water closets and two
                              sinks and the men's room a combination of
                              four water closets and urinals and two
                              sinks.

                           b. Furnish and install (2) electric             b.   No requirement.
                              water coolers adjacent to public toilet
                              rooms at each floor 2-9.

                           c. Furnish (2) two tenant wet stub              c.   Furnish and install convenience
                              groups, one at each side of core near             sinks, water supply to coffee/vending areas,
                              restroom block on each office floor.  Each        etc., as needed.
                              stub group shall have a cold water, hot
                              water, 4" waste and a vent line.

Signage                    a. Furnish and install general                  a.   Furnish and install identification
                              identification/ directional signage at            signage at tenant entrances.
                              toilet rooms and exit stairwells.

                           b. Furnish and install upper                    b.   No requirement.
                              elevator lobby

                           c. Furnish and install exterior                 c.   No requirement.
                              signage for building identification (per
                              allowance in contract)

Stairs                     a. Furnish and install painted metal            a.   No requirement.
                              pan and riser with poured concrete.
                              Painted metal stringer and railings.

                           b. Paint stair walls.  Furnish and              b.   No requirement.
                              install surface-mounted lighting at stair
                              landings.

Structure                  a. Structural steel frame and                   a.   No requirement.
                              composite steel and concrete floor
                              structure (fire resistant to code
                              requirements).

                           b. Supported live load capacity of              b.   No requirement.
                              50 lbs. per SF and a partition load of
                              20 lbs.

----------------------------------------------------------------------------------------------------------------------------
ITEM                       BASE BUILDING                                   TENANT IMPROVEMENTS
                              per SF have been allowed which will
                              provide additional areas located near the
                              core with 250 lbs. loading capacity in
                              these selected areas.

                           c. Building shell shall meet ADA                c.   No requirement.
                              code requirements.

                           d. Roof:  A single ply membrane                 d.   No requirement.
                              insulated roof with R19 Rigid
                              Insulation.

Toilet Floors              a. Furnish and install ceramic tile             a.   No requirement.
                              on floor and full height wet walls.  Paint
                              and/or vinyl shall be used on remaining
                              walls.

                           b. Furnish and install stone                    b.   No requirement.
                              (granite or marble) vanity top with apron
                              and decorative mirrors.

                           c. Furnish and install ceiling                  c.   No requirement.
                              mounted baked enamel toilet partitions
                              with full height pilasters..

                           d. Furnish and install wall-mount,              d.   No requirement.
                              flush valve water closets and wall-hung
                              urinals to meet all code requirements.

                           d. Fully ADA compliant restrooms.               e.   No requirement.

Window Blinds              a. No window coverings are included             a.   Provide building standard blinds,
                              in the core & shell contract.                     1" aluminum horizontal blinds by Levalor,
                                                                                Riviera Delux with dust-guard and color
                                                                                to be determined.

                             EXHIBIT D-2 TO LEASE
                             --------------------

                               Webb Interactive
                              The Neenan Company
                            Classic Schedule Layout

Activity                                                                      Orig
--------                                                                      ----
ID            Activity Description                                            Dur      Early Start      Early Finish
--            --------------------                                            ---      -----------      ------------
100           Initial Schematic Design                                         3         04OCT99          13OCT99
105           Review and Sign Off by Webb                                      0         15OCT99
110           Start Pricing Plans                                              5         22NOV99          29NOV99
120           Neenan Pricing                                                   6         30NOV99          07DEC99
115           Review & Sign Off Pricing Plan with Tenant                       4         07DEC99          10DEC99
125           Architectural Working Plans                                      8         10DEC99          21DEC99
195           Preconference Meeting with City                                  1         10DEC99          10DEC99
130           Backgrounds to engineers & Engineers drawings                    7         13DEC99          21DEC99
140           Print and Log into Building Department                           2         23DEC99          27DEC99
155           Building Department Review                                       35        23DEC99          27DEC99
135           Final Working Drawings Complete                                  1         22DEC99          22DEC99
145           Neenan Final Pricing                                             5         23DEC99          30DEC99
150           Fin.Review and Signoff Plans and Pricing by Webb                 4         27DEC99          30DEC99
165           Layout Wall                                                      3         28JAN99          01FEB99
170           Rough Mech and Fire                                              10        02FEB00          15FEB00
175           Frame Interior Walls                                             8         16FEB00          25FEB00
180           Finish Interiors                                                 45        28FEB00          28APR00
185           Tenant Move In                                                   3         01MAY00          03MAY00

                              EXHIBIT E TO LEASE
                              ------------------

                             RULES AND REGULATIONS

     Landlord and Tenant agree that the following Rules and Regulations shall be and hereby are made a part of this Lease, and Tenant agrees that Tenant's employees and agents, or any others permitted by Tenant to occupy or enter the Premises, will at all times abide by said Rules and Regulations:

     1. The sidewalks, entries, passages, corridors, stairways and elevators of the Building Complex shall not be obstructed by Tenant, or Tenant's agents or employees, or used for any purpose other than ingress to and egress from the Premises.

     2. Furniture, equipment or supplies will be moved in or out of the Building only upon the elevator designated by Landlord and then only during such hours and in such manner as may be prescribed by Landlord and upon no less than forty-eight (48) hours prior notice to Landlord. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant. Tenant shall cause its movers to use only the loading facilities and elevator designated by Landlord. In the event Tenant's movers damage the elevator or any part of the Building Complex, Tenant shall forthwith pay to Landlord the amount required to repair said damage.

     3. No safe or articles, the weight of which may in the opinion of Landlord constitute a hazard or damage to the Building or Building's equipment, shall be moved into the Premises; provided, that Landlord acknowledges that Tenant's general office furniture, equipment, files and portable safe, if any, if approved as part of the initial Leasehold Improvements will not violate this provision.

     4. No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building, as shall be first designated and approved in writing by Landlord, provided, however, there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building except as otherwise provided in the Lease. No furniture shall be placed in front of the Building or in any lobby or corridor, without the prior written discretionary consent of Landlord. Landlord shall have the right to remove all non-permitted signs and furniture, without notice to Tenant, and at the expense of Tenant.

     5. Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein which would in any way increase the rate of fire insurance on the Building or on property kept therein, constitute a nuisance or waste, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with any of the rules or ordinance of the Fire Department or of the Department of Health of the City and County where the Building is located.

     6. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning or taking care of the Premises, without the prior written consent of Landlord. Landlord shall be in no way responsible to Tenant for any loss of property from the Premises, however occurring, or for any damage done to Tenant's furniture or equipment by the janitor or any of janitor's staff, or by any other person or persons whomsoever; provided, however, that the janitorial staff is bonded. The janitor of the Building may at all times keep a pass key, and other agents of Landlord shall at all times be allowed admittance to the Premises.

     7. Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended, and any damage resulting to the same from misuse on the part of Tenant, Tenant's agents or employees, shall be paid for by Tenant. No person shall waste water by tying back or wedging the faucets or in any other manner.

     8. Except for animals assisting disabled persons, no animals shall be allowed in the offices, halls, corridors and elevators in the Building. No person shall disturb the occupants of this or adjoining buildings or premises by the use of any radio, sound equipment or musical instrument or by the making of loud or improper noises.

     9. No vehicles, including bicycles, shall be permitted in the offices, halls, corridors, and elevators in the Building nor shall any vehicles be permitted to obstruct the sidewalks or entrances of the Building.

     10. No additional lock or locks shall be placed by Tenant on any door in the Building unless written consent of Landlord shall first have been obtained. A reasonable number of keys to the toilet rooms if locked by Landlord will be furnished by Landlord, and neither Tenant, Tenant's agents or employees shall have any duplicate keys made. At the termination of this tenancy, Tenant shall promptly return to Landlord all keys to offices, toilet rooms or vaults.

     11. No window shades, blinds, screens, draperies or other window coverings will be attached or detached by Tenant without Landlord's prior written consent. Tenant agrees to abide by Landlord's rules with respect to maintaining uniform curtains, draperies and/or linings at all windows and hallways.

     12.  No awnings shall be placed over any window by Tenant.

     13. Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical operation in the Premises. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building Complex.

     14. Except as permitted by Landlord in conjunction with the initial Leasehold Improvements, and except for normal office decorating, Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the Premises or of the Building, and any defacement, damage or injury caused by Tenant, Tenants's agents or employees, shall be paid for by Tenant.

     15. Tenant shall not obstruct or interfere with the rights of other tenants of the Building, or of persons having business in the Building, or in any way injure or annoy such tenants or persons.

     16. Tenant shall not commit any act or permit anything in or about the Building which shall or might subject Landlord to any liability or responsibility for injury to any person or property by reason of any business or operation being carried on in or about the Building or for any other reason.

     17. Tenant shall not use the Building for lodging, sleeping, cooking (other than customary cooking operations related to employee meals and catered events for Tenant's business), or for any immoral or illegal purpose or for any purpose that will damage the Building, or the reputation thereof, or for any purposes other than those specified in the Lease.

     18. Canvassing, soliciting, and peddling in the Building are prohibited, and Tenant shall cooperate to prevent such activities.

     19. Tenant shall not use the building for manufacturing or for the storage of goods, wares or merchandise, except as such storage may be incidental to the use of the Premises for general office purposes and except in such portions of the Premises as may be specifically designated by Landlord for such storage.

     20. Tenant shall not deposit any trash, refuse, cigarettes, or other substances of any kind within or out of the Building except in the refuse containers provided therefore. Tenant shall not introduce into the Building any substance which might add an undue burden to the cleaning or maintenance of the Premises of the Building. Tenant shall exercise its best efforts to keep the sidewalks, entrances, passages, courts, lobby areas, garages or parking areas, elevators, escalators, stairways, vestibules, public corridors and hall in and about the Building clean and free from rubbish.

     21. Tenant shall use the Common Areas only as a means of ingress and egress, and Tenant shall permit no loitering by any persons upon Common Areas or elsewhere within the Building. The Common Areas and roof of the Building are not for the use of the general public, and Landlord shall, in all cases, retain the right to control or prevent access thereto by all persons whose presence in the judgment of the Landlord, shall be prejudicial to the safety, character, reputation or interests of the Building and its tenants. Tenant shall not enter the mechanical rooms, air conditioning rooms, electrical closets, or similar areas or go upon the roof of the Building without the express prior written consent of Landlord.

     22. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system of the Building by closing drapes and other window coverings when the sun's rays fall upon the windows of the Premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord's heating, ventilating, air conditioning, electrical, fire, safety, or lighting systems, nor shall Tenant tamper with or change the setting of any thermostat or temperature control valves in the Building.

     23. Subject to applicable fire or other safety regulations, all doors opening into Common Area and all doors upon the perimeter of the Premises shall be kept closed and, during nonbusiness hours, locked, except when in use for ingress or egress. If Tenant uses the Premises after regular business hours or on nonbusiness days, Tenant shall lock any entrance doors to the Building or to the Premises used by Tenant immediately after using such doors.

     24. Tenant shall not permit its employees or agents to smoke in any lobby, hallway or restroom within the Building Complex or in any other areas of the Building Complex posted as a non-smoking area.

     25. Tenant shall not permit any employee, agent, or invitee to bring or carry guns, weapons, firearms, or the like (including concealed weapons), into the Premises or the Building Complex.